UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IDEX Corporation (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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3100 Sanders Road, Suite 301

Northbrook, IL 60062

March 26, 2024

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of IDEX Corporation (the Company) on Tuesday, May 7, 2024, at 9:00 a.m. Central Time. This year’s Annual Meeting will be held virtually via the Internet. In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, stockholders must go to http://www.virtualshareholdermeeting.com/IEX2024 and enter the 16-digit control number found in their proxy materials.

The following pages contain our notice of annual meeting and proxy statement. Please review this material for information concerning the business to be conducted at the 2024 Annual Meeting, including the nominees for election of directors named in this proxy statement.

We will provide access to our proxy materials and 2023 Annual Report on the Internet and are mailing paper copies only to those stockholders who have requested them. For further details, please refer to the Summary at the beginning of our proxy statement.

Whether or not you plan to attend the 2024 Annual Meeting, it is important that your shares be represented. Please vote via telephone, the Internet or proxy card. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

Katrina L. Helmkamp

Non-Executive Chair

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Tuesday, May 7, 2024, at 9:00 a.m. Central Time
Place	Go to http://www.virtualshareholdermeeting.com/IEX2024 and enter the 16-digit control number found in your proxy materials
Agenda	1. Election of the three Class II members of the IDEX Board of Directors named in this proxy statement, each for a term of three years
2. Advisory vote to approve named executive officer compensation
3. Approval of the IDEX Corporation 2024 Incentive Award Plan
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for 2024
5. To consider a stockholder proposal, if properly presented, regarding a report on hiring practices related to people with arrest or incarceration records
6. To transact such other business as may properly come before the 2024 Annual Meeting or any adjournment or postponement thereof
Voting Recommendations	The Company’s Board of Directors recommends that you vote:
1. “FOR” all of the director nominees
2. “FOR” the approval of the compensation of our named executive officers
3. “FOR” the approval of the IDEX Corporation 2024 Incentive Award Plan
4. “FOR” the ratification of the appointment of Deloitte & Touche LLP
5. “AGAINST” the stockholder proposal regarding a report on hiring practices related to people with arrest or incarceration records
Proxy Voting

Your vote is important. You can vote your shares by Internet, by telephone, or by mail. Instructions for each of these methods and the control number that you will need are provided on the proxy card or Notice of Internet Availability of Proxy Materials. If your shares are held in “street name” in a stock brokerage account, or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the 2024 Annual Meeting.

March 26, 2024	By Order of the Board of Directors, LISA M. ANDERSON
Senior Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting

The Proxy Statement and 2023 Annual Report are available online at:
http://phx.corporate-ir.net/phoenix.zhtml?c=83305&p=irol-reportsAnnual

i

SUMMARY

IDEX Corporation (the Company or IDEX) has prepared this proxy statement (Proxy Statement) in connection with the solicitation by the Company’s Board of Directors (the Board) of proxies for the Annual Meeting of Stockholders to be held virtually on Tuesday, May 7, 2024, at 9:00 a.m. Central Time (the Annual Meeting). In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, stockholders must go to http://www.virtualshareholdermeeting.com/IEX2024 and enter the 16-digit control number found in their proxy materials. The meeting webcast will begin promptly at 9:00 a.m., Central Time, on May 7, 2024. We encourage you to access the webcast prior to the scheduled start time of the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. The Company commenced distribution of, or otherwise made available, this Proxy Statement and the accompanying materials on March 26, 2024.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote if you owned shares of IDEX’s common stock, par value $0.01 per share (Common Stock) as of the close of business on March 12, 2024, the record date of the Annual Meeting. On the record date, a total of 75,688,984 shares of Common Stock were outstanding. Each share of Common Stock entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. There is no cumulative voting. No other securities are entitled to be voted at the Annual Meeting.

How do I vote?

Even if you plan to attend the Annual Meeting virtually, we encourage you to vote as soon as possible, using one of the methods listed below.

By Internet	By Telephone	By Mail	Virtually
www.proxyvote.com Open until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions.	1-800-690-6903 Open until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

In order to vote during the Annual Meeting you must go to http:// www.virtualshareholder meeting.com/IEX2024 and enter the 16-digit control number found in your proxy materials. If you decide to attend the Annual Meeting, you will be able to vote using the link above, even if you have previously voted by Internet, telephone or mail.

If you vote by telephone or over the Internet, you should not mail your proxy card unless you intend to revoke your earlier vote. If your completed proxy card or telephone or Internet voting instructions are received prior to the Annual Meeting, your shares will be voted in accordance with your voting instructions.

If your shares are held in “street name” (that is, they are held in the name of a broker, financial institution or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted.

Please review your voting instruction form to determine whether you will be able to vote by telephone or over the Internet.

Will I be able to ask questions at the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Directors and members of our management team will join the virtual meeting and be available for questions, and we are committed to answering all relevant questions we receive during the meeting. Stockholders may submit questions during the meeting through the virtual meeting platform at http://www.virtualshareholdermeeting.com/IEX2024 and entering the 16-digit control number found in their proxy materials. We will address as many questions during the meeting as time permits, but if there are any questions that cannot be addressed due to time constraints or for any other reason, we will post answers to such questions on our website following the meeting. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Only questions that are relevant to the purpose of the Annual Meeting or our business will be answered.

What is a quorum for the Annual Meeting?

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of outstanding shares of Common Stock entitled to vote at the meeting present at the Annual Meeting or represented by proxy will constitute a quorum. The Company will appoint election inspectors to determine whether or not a quorum is present, and to tabulate votes cast by proxy or virtually at the Annual Meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote.

The election inspectors will treat abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

What are the voting requirements?

Proposal	Vote Required	Effect of Broker Non-Votes	Effect of Abstentions

Election of Directors	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No effect

Advisory Vote on Executive Compensation	The affirmative vote of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	No effect	“Against”

Approval of the IDEX Corporation 2024 Incentive Award Plan	The affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on the matter, pursuant to New York Stock Exchange (“NYSE”) rules	No effect	No effect

Ratification of Auditors	The affirmative vote of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	Brokers have discretion to vote	“Against”

Stockholder Proposal Regarding a Report on Hiring Practices Related to People with Arrest or Incarceration Records	The affirmative vote of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	No effect	“Against”

What happens if a nominee does not receive a majority vote in an uncontested election?

The Company’s Corporate Governance Guidelines provide for a majority vote with respect to the election of directors. Any nominee who receives a greater number of against votes than affirmative votes in an uncontested election is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board within 90 days from the date of election.

The Nominating and Corporate Governance Committee must then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to the offer of resignation.

How does the Board recommend that I vote?

The Board recommends that you vote:

1. FOR the election of each of the Company’s nominees named in this proxy as directors.

2. FOR the approval of the compensation of the Company’s named executive officers.

3. FOR the approval of the IDEX Corporation 2024 Incentive Award Plan.

4. FOR the ratification of the appointment of auditors.

5. AGAINST the stockholder proposal regarding a report on hiring practices related to people with arrest or incarceration records.

What happens if I do not specify a choice for a matter when returning my proxy card?

If you sign and return your proxy card but do not give voting instructions, your shares will be voted as recommended by the Board, and in the discretion of the proxy holders as to any other business which may properly come before the Annual Meeting.

What can I do if I change my mind after I vote my shares?

You can revoke a proxy prior to the completion of voting at the Annual Meeting by:

1.	Mailing a new proxy card with a later date.
2.	Casting a new vote on the Internet or by telephone.
3.	Sending a written notice of revocation addressed to Corporate Secretary, IDEX Corporation, 3100 Sanders Road, Suite 301, Northbrook, IL 60062.
4.	Voting virtually at the Annual Meeting at http://www.virtualshareholdermeeting.com/IEX2024 and entering the 16-digit control number found in your proxy materials.

If your shares are held in “street name,” please contact your broker, financial institution or other nominee and comply with such nominee’s procedures if you want to change or revoke your previous voting instructions.

Who will solicit the proxies and who will pay the cost of this proxy solicitation?

The Company will bear the costs of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Any such solicitations may be made by personal interview, telephone, email or facsimile transmission.

The Company has made arrangements with brokerage firms and other record holders of its Common Stock to forward proxy solicitation materials to the beneficial owners of such Common Stock. The Company will reimburse those brokerage firms and others for their reasonable out-of-pocket expenses in connection with this work.

In addition, the Company has engaged Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut, to assist in proxy solicitation and collection at a cost of $7,000, plus out-of-pocket expenses.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

As permitted under rules of the Securities and Exchange Commission (SEC), we are making our proxy materials available to stockholders electronically via the Internet. We believe electronic delivery expedites receipt of our proxy materials by stockholders, while lowering the costs and reducing the environmental impact of the Annual Meeting.

If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials by mail unless you specifically request it. Instead, the Notice of Internet Availability will provide instructions as to how you may review the proxy materials and submit your voting instructions over the Internet.

If you receive the Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions in the notice for requesting a printed copy. In addition, the proxy card contains instructions for electing to receive proxy materials over the Internet or by mail in future years.

PROPOSALS TO BE VOTED ON AT THE 2024 ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation, as amended, provides for a three-class Board of Directors, with one class being elected each year for a term of three years. The Board currently consists of ten members, three of whom are Class II directors whose terms will expire at this year’s Annual Meeting, three of whom are Class III directors whose terms will expire at the Annual Meeting to be held in 2025, and four of whom are Class I directors whose terms will expire at the Annual Meeting to be held in 2026.

Overview of IDEX Board of Directors

Our directors have a proven record of success, exhibit high integrity, are loyal to the Company and committed to its success and have knowledge of corporate governance and practices. Nine out of our ten directors are independent, and, as of the date of this proxy statement, the average tenure of our directors is 6.2 years, and the average age of our directors is 59.7 years old. The matrix below illustrates the diverse set of skills, knowledge, experiences, backgrounds and personal attributes represented on our Board.

	CLASS I DIRECTORS				CLASS II DIRECTORS			CLASS III DIRECTORS
Experience, Skill or Attribute	Beck	Christenson	Helmkamp	Quiroz Centeno	Buthman	Gunter	Watts- Stanfield	Ashleman	Parry	Satterthwaite
Leadership, Strategy and Operations:
Deep senior leadership experience with the following:
Decentralized/diversified business	x	x						x	x
Scale		x	x	x	x	x	x			x
International/global manufacturing	x	x	x	x	x	x	x	x	x	x
M&A	x	x	x	x	x		x	x	x
Customer-focused organic growth	x	x	x	x	x	x	x	x	x	x
Technology/innovation			x			x		x	x
Current or former CEO and/or President	x	x	x	x				x		x
Other public company board experience	x	x	x		x			x	x	x
Sustainability (ESG) experience	x			x	x			x		x
Financial:
High level of financial literacy	x	x	x	x	x	x	x	x	x	x
“Audit Committee Financial Expert”	x	x	x		x		x	x
Board Tenure:
Years	6.3	4.8	8.4	1.8	8.0	3.2	2.1	3.3	11.3	13.0
Demographic Information:
Gender
Male	x	x		x	x			x	x	x
Female			x			x	x
Age (Years Old)	58	64	58	54	63	51	59	57	70	63
Nationality
American	x	x	x	x	x	x	x	x	x	x
British									x
Mexican				x
Race/Ethnicity
Hispanic or Latino				x
White	x	x	x		x			x	x	x
Asian
Black or African American						x	x
Native Hawaiian or Other Pacific Islander
American Indian or Alaska Native
Two or more races
Openly LGBTQ
Disability
Military Service

The Board has nominated three individuals for election as Class II directors to serve for a three-year term expiring at the Annual Meeting to be held in 2027. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. The Class II nominees of the Board are Mark A. Buthman, Lakecia N. Gunter and L. Paris Watts-Stanfield, each of whom is currently serving as a director of the Company.

The nominees and the other incumbent directors are listed below, with brief statements setting forth their present principal occupations and other information, including any directorships in other public companies, and their particular experiences, qualifications, attributes and skills that led to the conclusion they should serve as directors. If for any reason any of the nominees are unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects the nominees to be available.

Our Board of Directors recommends that you vote FOR the election of each of the 2024 Class II director nominees

CLASS II DIRECTOR NOMINEES

Mr. Buthman retired from Kimberly-Clark Corporation, a leading global manufacturer of consumer packaged goods and personal care products, in 2015, where he was Executive Vice President and Chief Financial Officer from January 2003 to April 2015. During his 33-year career at Kimberly-Clark, Mr. Buthman held a wide range of leadership roles, and led or participated in more than 50 acquisition transactions totaling more than $10 billion in value. Mr. Buthman has been a disciplined financial leader with a track record of allocating capital in shareholder-friendly ways.

Mark A. Buthman Age: 63 Director since April 2016 Independent Committees: Audit (Chair) Nominating and Corporate Governance

Mr. Buthman’s experience as a chief financial officer of a Fortune 150 company with significant international operations and as a public company director led to the conclusion that he should serve on the Board of Directors.

Mr. Buthman received a bachelor of business administration degree in finance from the University of Iowa.

Mr. Buthman is a director of West Pharmaceutical Services, Inc.

Ms. Gunter has served as Chief Technology Officer for the Global Partner Solutions organization at Microsoft Corporation, a leading global developer, manufacturer and licensor of consumer electronics, since June 2023. Prior to this role, and beginning in May 2022, she served as Vice President and General Manager of the Device Partner Solution Sales Group, after joining Microsoft in May 2020 as Vice President and General Manager of IoT Global and Strategic Engagement. From April 2018 to May 2020, Ms. Gunter was Vice President of the Programmable Solutions Group and General Manager of Ecosystem Development and Operations at Intel Corporation, a leading global designer, manufacturer and marketer of computer products and technologies. Prior to that, since October 2008, Ms. Gunter served in several leadership roles at Intel, including Chief of Staff and Technical Assistant to the CEO. Prior to joining Intel, Ms. Gunter held several positions at the Department of Defense from 2004 to 2008.

Lakecia N. Gunter Age: 51 Director since January 2021 Independent Committees: Compensation Nominating and Corporate Governance

Ms. Gunter’s deep technology and digital innovation experience and her extensive strategic and commercial leadership experience gained at two Fortune 50 companies led to the conclusion that she should serve on the Board of Directors. Ms. Gunter has successfully developed and executed strategic initiatives to create new business models and to accelerate the growth and increase the profitability of multiple technology solutions. Ms. Gunter architected the operating model to transform Intel from a PC-centric company to a data-centric company, which transformation led to a greater than 50% increase in revenues within 18 months.

Ms. Gunter received a bachelor of science degree in computer engineering from the University of South Florida and a master of science degree in electrical engineering from the Georgia Institute of Technology.

Ms. Watts-Stanfield serves as Chief Procurement Officer of Alcon, Inc., a global leader in eyecare, after having served as Chief Financial Officer, International, of Alcon from April 2022 to March 2024. Prior to her time at Alcon, from June 2021 to April 2022, Ms. Watts-Stanfield served as Vice President and Chief Financial Officer, Greater China, of Medtronic, Inc., a global leader in medical technology, services and solutions, and earlier, she served as Vice President and Chief Audit Executive at Medtronic from July 2017 to June 2021. Previously, Ms. Watts-Stanfield was Chief Financial Officer, Alcoa Transportation and Construction Solutions Group from 2015 to 2017 and Vice President and Chief Audit Executive from 2012 to 2015 at Alcoa, Inc., a global producer of aluminum. Prior to Alcoa, Inc., Ms. Watts-Stanfield served as Vice President, Finance & Strategy from 2010 to 2012 and Vice President, Internal Audit – International from 2009 to 2010 at Walmart Stores, Inc. Earlier in her career, she gained significant finance experience at Procter & Gamble.

L. Paris Watts-Stanfield Age: 59 Director since February 2022 Independent Committees: Audit

Ms. Watts-Stanfield’s extensive experience in finance and audit matters, significant experience within global business leadership and strong background in business development led to the conclusion that she should serve on the Board of Directors.

Ms. Watts-Stanfield received a bachelor of science degree in mathematics from the State University of New York, Brockport and a master of business administration degree from the University of Rochester.

OTHER INCUMBENT DIRECTORS

Class III: Three-Year Term Expires in 2025

Mr. Satterthwaite has served since August 2022 as Senior Vice President of Cummins, Inc., a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products. From March 2021 to August 2022, he served as Vice Chairman, after serving as President and Chief Operating Officer of Cummins since October 2019. From April 2015 through October 2019, Mr. Satterthwaite was President of Cummins Distribution Business, a unit of Cummins, and prior to that, Mr. Satterthwaite served as President of Cummins Power Generation from June 2008 to April 2015.

Livingston L. Satterthwaite Age: 63 Director since April 2011 Independent Committees: Compensation Nominating and Corporate Governance

Mr. Satterthwaite’s business leadership and sales skills, international experience and extensive experience in industrial manufacturing led to the conclusion that he should serve on the Board of Directors. Since joining Cummins in 1988, Mr. Satterthwaite has held various positions at Cummins Power Generation and other divisions of Cummins, including 14 years in managerial and sales positions in the United Kingdom and Singapore.

Prior to joining Cummins, Mr. Satterthwaite spent four years at Schlumberger Limited, an oil field services provider, as a general field engineer.

Mr. Satterthwaite received a bachelor of science degree in civil engineering from Cornell University and a master of business administration degree from Stanford University.

Mr. Parry served as Vice Chairman of Illinois Tool Works Inc. (ITW) from 2010 until his retirement in April 2017. From prior to 2009 until 2010, Mr. Parry was Executive Vice President of ITW with responsibility for the Polymers and Fluids Group.

Mr. Parry’s strategic and operating leadership skills and global commercial perspective gained from over 30 years of international business leadership experience, his significant acquisition experience and his extensive expertise in the industrial products manufacturing industry led to the conclusion that he should serve on the Board of Directors. During 18 years of executive and management experience in various senior management positions at ITW, a multinational manufacturer of a diversified range of industrial products and equipment, Mr. Parry successfully grew the operations and profitability of multiple business units and helped ITW complete numerous acquisitions.

David C. Parry Age: 70 Director since December 2012 Independent Committees: Audit Nominating and Corporate Governance

Prior to joining ITW in 1994, Mr. Parry spent 17 years in various executive and management positions at Imperial Chemical Industries, which at the time was one of the largest chemical producers in the world.

Mr. Parry received a bachelor of science degree in chemistry, a master of science degree in chemistry and a Ph.D. in polymer chemistry from Victoria University of Manchester, Manchester, England.

Mr. Parry previously served as a director of Celanese Corporation.

Mr. Ashleman was appointed a director and Chief Executive Officer of the Company in December 2020. He has served as President of the Company since February 2020. Prior to that, Mr. Ashleman served since July 2015 as the Company’s Chief Operating Officer. From February 2014 to July 2015, Mr. Ashleman was Senior Vice President and Group Executive of the Company’s Global Dispensing, Fire & Safety/Diversified Products and Health & Science and Optics business segments. From September 2011 to February 2014, Mr. Ashleman was Vice President and Group Executive of the Company’s Fire & Safety/Diversified Products business segment. From April 2010 to September 2011, Mr. Ashleman was President of Gast Manufacturing and Global Dispensing. Mr. Ashleman joined IDEX in March 2008 as President of Gast Manufacturing. Eric D. Ashleman Age: 57 Director since December 2020 Chief Executive Officer and President

Mr. Ashleman’s significant industrial manufacturing and operations experience, coupled with his extensive management experience, led to the conclusion that he should serve on the Board of Directors. Mr. Ashleman has been integral to the Company’s success, including his role in developing our distinct culture, business model and global strategy.

Mr. Ashleman received a bachelor of arts degree in economics and a master of business administration degree from the University of Michigan. Mr. Ashleman is a director of Modine Manufacturing Co.

Class I: Three-Year Term Expires in 2026

Ms. Helmkamp was appointed Non-Executive Chair of the Board of the Company in October 2022. Prior to that, since November 2015, Ms. Helmkamp served as an Independent Director of the Company and as a member of multiple Board committees, including as chair of the Nominating and Corporate Governance Committee. Ms. Helmkamp served as President and Chief Executive Officer of Cartus Corporation, the relocation services subsidiary of Anywhere Real Estate, from 2018 until her retirement in January 2023. Previously, she served as Chief Executive Officer of Lenox Corporation from November 2016 to June 2018, and prior to that, Ms. Helmkamp served as Chief Executive Officer of SVP Worldwide from 2010 through 2014, and as Senior Vice President, North America Product for Whirlpool Corporation from 2008 to 2010.

Katrina L. Helmkamp Age: 58 Director since November 2015 Non-Executive Chair Independent Committees: Audit

Ms. Helmkamp’s operating leadership skills and her experience across multiple markets and technologies led to the conclusion that she should serve on the Board of Directors. During her time at SVP Worldwide and Whirlpool Corporation, Ms. Helmkamp was responsible for managing the operations and profitability of global businesses that derived a substantial portion of their revenues outside the United States.

In addition, Ms. Helmkamp successfully oversaw numerous new product development and technology initiatives, including the launch of innovative new products and service categories with improved margins and quality. Ms. Helmkamp also has significant mergers and acquisitions experience, both in identifying and evaluating potential targets, as well as leading post-acquisition integration activities.

Ms. Helmkamp received a bachelor of science degree in industrial engineering and a master of business administration degree from Northwestern University. In May 2021, she obtained a certificate from the Berkeley Law Executive Education program, “ESG: Navigating the Board’s Role.” She serves as an independent director of Federal Signal Corporation and of KPMG LLC.

Mr. Beck is the co-founder and owner of B-Square Precision, LLC, a private company engaged in the acquisition and management of companies that manufacture high-precision tools, dies, molds and components, founded in 2018. Previously, Mr. Beck served as President and Chief Executive Officer of JELD-WEN Holding, Inc., one of the world’s largest door and window manufacturers, from November 2015 to February 2018, and was a director of JELD-WEN from May 2016 to February 2018. Prior to JELD-WEN, Mr. Beck served as an Executive Vice President at Danaher Corporation, leading Danaher’s water quality and dental platforms, beginning in April 2014. Previously, he spent 18 years with Corning Incorporated in a series of management positions with increasing responsibility, culminating in his appointment as Executive Vice President overseeing Corning’s environmental technologies and life science units in July 2012. He also served on the board of directors of Dow-Corning Corporation from 2010 to 2014.

Mark A. Beck Age: 58 Director since January 2018 Independent Committees: Compensation Nominating and Corporate Governance (Chair)

Mr. Beck’s experience as a chief executive officer of a public company with significant international operations and his track record of innovation and successfully integrating acquired businesses led to the conclusion that he should serve on the Board of Directors.

Mr. Beck received a bachelor of arts degree in business management from Pacific University and a master of business administration degree from Harvard University.

Mr. Beck is chairman of the board of Owens & Minor, Inc.

Mr. Christenson served as Chief Executive Officer and Chairman of the Board of Directors of Altra Industrial Motion Corp., a leading global designer, producer and marketer of a wide range of electromechanical power transmission motion control products, from April 2014 until his retirement in March 2023. Prior to that since January 2009, Mr. Christenson served as President and Chief Executive Officer of Altra, after serving as President and Chief Operating Officer of Altra from January 2005 to December 2008. From 2001 to 2005, Mr. Christenson was President of Kaydon Bearings, a manufacturer of custom-engineered bearings and a division of Kaydon Corporation. Prior to joining Kaydon, Mr. Christenson held several management positions at TB Wood’s Incorporated and several positions at the Torrington Company, a division of Ingersoll Rand.

Carl R. Christenson Age: 64 Director since June 2019 Independent Committees: Compensation (Chair)

Mr. Christenson’s extensive experience leading industrial businesses and executing strategic acquisitions, including in his most recent role as chief executive officer of a public company with global operations, led to the conclusion that he should serve on the Board of Directors.

Mr. Christenson received bachelor of science and master of science degrees in Mechanical Engineering from the University of Massachusetts and a master of business administration degree from Rensselaer Polytechnic Institute.

Mr. Quiroz has served since September 2021 as CEO Latin America for Prysmian Group, a global leader in the energy and telecommunications cable systems industry. From November 2017 to August 2021, Mr. Quiroz served as President, Aptiv Latin America, a $5.5 billion automotive technology business. Prior to joining Aptiv, Mr. Quiroz held several leadership positions in various countries at automotive suppliers Tenneco Inc., Edscha AG and Continental AG, as well as home appliance manufacturer Whirlpool Corporation.

Mr. Quiroz’s extensive experience leading manufacturing organizations in various industries and executing strategic initiatives, combined with his vast international experience, led to the conclusion that he should serve on the Board of Directors.

Mr. Quiroz received a master of business administration degree from the University of Michigan Ross School of Business, and a bachelor of science degree in Mechanical Engineering from Universidad de las Americas-Puebla. He is a member of the U.S.-Mexico Foundation and the Latino Corporate Directors Association.

CORPORATE GOVERNANCE

Framework for Corporate Governance

The Board of Directors has the ultimate authority for the management of the Company’s business. The Corporate Governance Guidelines, the charters of the Board committees, the Code of Business Conduct and Ethics, and the Standards for Director Independence (Governance Documents) provide the framework for the governance of the Company. Copies of the current Governance Documents are available under the Investors link on the Company’s website at www.idexcorp.com. Please note that information posted on or accessible through websites referenced in this proxy statement is not incorporated by reference or otherwise included in this proxy statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Corporate Governance Guidelines address matters such as election of directors, size and retirement age for the Board, Board composition and membership criteria, the role and responsibilities of the Board and each of its committees, Board evaluations and the frequency of Board meetings (including meetings to be held without the presence of management).

The Code of Business Conduct and Ethics sets forth the guiding principles of business ethics and certain legal requirements applicable to all of the Company’s employees and directors.

Director Independence

The Board has adopted standards for determining whether a director is independent. These standards are based upon the listing standards of the NYSE and applicable laws and regulations and are available on the Company’s website as described above. The Board also reviewed commercial relationships between the Company and organizations with which directors were affiliated by service as an executive officer. The relationships with these organizations involved the Company’s sale or purchase of products or services in the ordinary course of business that were made on arm’s-length terms and other circumstances that did not affect the relevant directors’ independence under applicable law and NYSE listing standards.

The Board has affirmatively determined, based on these standards and after considering the relationships described immediately above, that the following current directors are independent: Messrs. Beck, Buthman, Christenson, Parry, Quiroz and Satterthwaite and Mss. Gunter, Helmkamp and Watts-Stanfield. The Board has also determined that Mr. Ashleman is not independent because he is the Chief Executive Officer and President of the Company. All standing Board committees are, and throughout fiscal year 2023 were, composed entirely of independent directors.

Director Nominations

The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. Accordingly, the Board is committed to seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences as part of each Board search the Company undertakes. As part of this commitment, the Board has a policy to include at least two women and at least two racially or ethnically diverse candidates every time the Board conducts a search for a new member. The Board assesses the effectiveness of its diversity policy through a periodic evaluation of the composition of the full Board of Directors. The Board considers the following in selecting nominees for the Board:

Experience (in one or more of the following):

•	high level leadership experience in business or administrative activities;

•	specialized expertise in the industries in which the Company competes;

•	financial expertise;

•	breadth of knowledge about issues affecting the Company;

•	ability and willingness to contribute special competencies to Board activities; and

•	expertise and experience that are useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained.

Personal attributes and characteristics:

•	personal integrity;

•	loyalty to the Company and concern for its success and welfare, and willingness to apply sound independent business judgment;

•	awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image;

•	time available for meetings and consultation on Company matters; and

•	willingness to assume fiduciary responsibilities.

Qualified candidates for membership on the Board shall not be discriminated against with regard to age, race, color, religion, sex, ancestry, national origin, sexual orientation or disability. In the past, the Company has engaged executive search firms to help identify and facilitate the screening and interviewing of director candidates. Any search firm retained by the Company to find director candidates is instructed to take into account all of the considerations used by our Nominating and Corporate Governance Committee, including diversity. After conducting an initial evaluation of a candidate, members of the Nominating and Corporate Governance Committee will interview that candidate if the Committee believes the candidate is suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with other members of the Board.

If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board appointment or election of that candidate. Annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommends to the full Board the slate of directors for nomination for election at the annual meeting of stockholders.

Board Refreshment and Retirement Policy

As part of its annual process, the Nominating and Corporate Governance Committee reviews each director’s continuation on the Board as well as the composition of the Board and its Committees. The Nominating and Corporate Governance Committee also considers the need for additional directors based on the strategy of the Company. When reviewing Board and Committee composition, the Nominating and Corporate Governance Committee considers the needs of the Company and the value of having directors with various tenures and experiences.

As set forth in our Corporate Governance Guidelines, a director must retire by the end of the term following such director’s 70th birthday. However, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, may waive the requirement in any particular case or change the retirement age if it believes it is in the Company’s best interest.

Board Leadership Structure

The Nominating and Corporate Governance Committee, in consultation with the other independent directors, evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of our business and the long-term interests of our stockholders. The Committee then makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Non-Executive Chair of the Board and Chief Executive Officer should be separated or combined. The Board, in accordance with our Bylaws, elects a Chair of the Board from among the directors. The Board believes it is in the best interests of the Company and its stockholders for the Board to determine which director is best qualified to serve as Chair in light of the circumstances at the time, rather than based on a fixed policy. As a result, the roles of Chair of the Board and Chief Executive Officer have been combined at some times, while at other times the roles have been split. In the event that the Chair is the Chief Executive Officer or is not an independent director, our Bylaws require that an independent Lead Director be elected by a majority of the independent directors.

On October 1, 2022, Ms. Helmkamp became Non-Executive Chair of the Board. Our separate Board Chair and Chief Executive Officer roles enable our Non-Executive Chair to oversee corporate governance matters and our Chief Executive Officer to lead the Company’s business. Independent directors also chair our Board committees. This structure facilitates effective oversight, further strengthens our Board’s independent leadership and supports our commitment to enhancing shareholder value and strong governance.

The independent non-management directors of the Board meet separately as a group at every regularly scheduled Board meeting. During 2023, the Non-Executive Chair presided at these non-management executive sessions. During 2023, the Board held six meetings.

The Board believes that its current leadership structure provides independent board leadership and engagement.

During 2023, each director attended more than 75% of the aggregate number of meetings of the Board and of committees of the Board of which he or she was a member. The Company encourages its directors to attend the annual meeting of stockholders but has no formal policy with respect to that attendance. All of the directors holding office in 2023 attended the 2023 Annual Meeting.

Board’s Role in Risk Oversight

The Board oversees an annual assessment of enterprise risk exposure, and the management of such risk, conducted by the Company’s executives. The risk assessment was refreshed in 2023 and included an evaluation of enterprise-wide risks, including risks associated with the following on a short and longer term basis: M&A growth; organic growth; human capital management, including succession planning, talent attraction, development and retention, and diversity, equity and inclusion (DEI); information security/cybersecurity; supply chain; and geopolitical shifts. In addition, in 2023 we partnered with outside consultants to conduct a climate risk assessment and scenario analysis to better understand the types of climate-related risks and opportunities potentially relevant to the Company, and the results of that assessment were included in our annual review with the Board.

When assessing enterprise risk, the Board focuses on the achievement of organizational objectives, including strategic objectives, to improve long-term performance and enhance stockholder value. Direct oversight allows the Board to assess management’s inclination for risk, to determine what constitutes an appropriate level of risk for the Company and to discuss with management risk prioritization, risk mitigation and risk accountability.

With respect to cybersecurity, senior management reviews the Company’s cybersecurity program at least once a year with the Board, and at least twice a year with the Audit Committee and on an as-needed basis.

Such reviews, among other things, include the results of internal and/or external assessments, a review of cybersecurity governance at the management level, and a review of the Company’s cybersecurity program and progress toward various initiatives. The Company’s cybersecurity program is designed to be aligned to the Cybersecurity Framework published by the National Institute of Standards and Technology (“NIST”). An annual external penetration test is performed against the Company’s network in addition to the Company’s regular internal vulnerability scans. Employees are required to complete cybersecurity awareness training and are regularly tested with internal phishing exercises. The Company maintains global cybersecurity insurance coverage reviewed annually for adequacy against operations and information systems. See Item 1C. “Cybersecurity” in the our Annual Report on Form 10-K for the year ended December 31, 2023 for more information related to our cybersecurity program.

The Board, along with the Audit Committee and the Nominating and Corporate Governance Committee (NCGC), also provides oversight of certain risks associated with environmental, social and governance matters most relevant to the Company and its internal and external stakeholders. As noted above, the Board reviews risks associated with a number of these topics as part of its annual assessment of enterprise risk exposure. In addition, the Audit Committee provides oversight of the Company’s compliance and corporate environmental, health and safety functions, and the NCGC oversees the Company’s corporate sustainability efforts and progress generally. In 2022, the NCGC added an additional meeting to the committee calendar focused on the Company’s sustainability initiatives, and in 2023, the NCGC used that meeting to hold a director education session for all Board members. Partnering with external consultants, management reviewed ongoing work to prepare for emerging reporting regulations and discussed various paths to decarbonization in ways that make sense for the Company.

Sustainability

As an embodiment of our continuing commitment to sustainability, previously referred to as “corporate social responsibility,” in March 2023, we published the Company’s 2022 Sustainability Report, our third report since 2019. Beginning in 2021, and continuing in 2022 and 2023, our disclosures have been in alignment with the Sustainable Accounting Standards Board (SASB) sector standards.

Most recently, in March 2024, we published updated SASB-aligned disclosures, a 2023 update to the ESG Data Tables found in the 2022 Sustainability Report, and a summary of our initial Task Force on Climate-Related Financial Disclosures (TCFD)-aligned climate risk findings (collectively, the 2023 Sustainability Disclosures). The 2023 Sustainability Disclosures, as well as prior reports and SASB Indices, are available under the Sustainability link on our website at https://www.idexcorp.com/about-idex/idex-sustainability/.

In 2022, working with outside consultants, we conducted our second materiality assessment as part of ensuring that we maintain a current understanding of areas of opportunity and risk related to various sustainability topics relevant to IDEX. By engaging with internal and external stakeholders, we confirmed the corporate sustainability topics most likely to impact the Company and for which the Company can make a meaningful impact. Building on that assessment, we continued our commitment to sustainability in 2023. The Company appointed its first Chief Sustainability Officer focused on developing and monitoring progress against various sustainability initiatives; enhancing cross-functional governance of certain sustainability topics, such as environmental sustainability and responsible supply chain management; and continuing to prepare for pending and emerging sustainability disclosure requirements.

Board and Committee Assessment Process

On an annual basis, the Board and each Committee conduct assessments, which consist of written self-assessment questionnaires, supplemented by individual interviews of each director conducted by the Chair and members of the NCGC. The results of the assessment process are then reviewed and discussed by the Board and each Committee and have led to process and oversight improvements.

Board’s Engagement with Management

The Board approves the Company’s executive officers, delegates responsibilities for the conduct of the Company’s operations to those officers and monitors their performance. In addition, members of the Board informally mentor executive officers, meeting with such officers individually to share insights and experiences accumulated over the course of the directors’ careers.

During 2023, directors had a combination of in person and virtual meetings with management, including by visiting various manufacturing facilities in the U.S. and Europe, participating in operational reviews with senior management, and attending the Company’s annual global leadership conference. Site visits are also included in our onboarding program for new directors.

Board’s Role in Strategic Planning, Talent Development and DEI

Each fall, the Board participates in a three-year enterprise strategy review with the Company’s executive officers and other senior management. Management and the Board agree upon a strategy, and it is used as a lens for decision making at each Board meeting following the annual comprehensive review. As a result, strategy discussions are a regular feature of Board meetings throughout the year.

Our Board calendar also includes at least one meeting per year at which the Board participates in an extensive review of the Company’s talent management and retention strategies, leadership development pipeline, and succession plans for senior management. Management also discusses the drivers of employee engagement and culture with the Board and reviews the Company’s ongoing DEI initiatives and progress, including with respect to employee resource groups, talent development networks, and skill building for inclusive leadership. Progress updates are shared with the Board throughout the year, as needed.

As part of the Company’s continued commitment toward progress and transparency in the reporting of the diversity of its workforce, we publish our EEO-1 consolidated report reflecting information related to the U.S. workforce. This information is available at https://investors.idexcorp.com/corporate-governance/highlights. The EEO-1 Consolidated Report requires the Company to list the number of employees in ten specific categories that may differ from how the Company organizes its workforce and evaluates its diversity and inclusion data. Comparisons between the EEO-1 Consolidated Report data and other descriptions of the Company’s diversity statistics and disclosures may not be possible.

Director Onboarding and Education

All new directors participate in our director onboarding program. The onboarding process includes meetings with senior leaders to familiarize new directors with the Company’s strategic vision, values and culture; operational and financial reporting structure; and legal, compliance and governance framework. In addition, new directors have also attended training courses led by IDEX senior leaders covering the 80/20 business process that serves as the foundation of IDEX’s operating model and seeks to accelerate profitable growth by focusing resources on our highest value opportunities.

The Board encourages all directors to participate in continuing director education programs, either individually or together with other Committee members, and directors are reimbursed for their expenses for such programs. Over the past year, directors attended virtual and in-person education seminars and webinars covering a variety of topics, including board and committee leadership; risk oversight and governance; strategy; geopolitical shifts; ESG and corporate sustainability; cybersecurity; artificial intelligence; regulatory developments; harassment and DEI. As mentioned above, in 2023, management also partnered with external consultants to hold a director education session on various environmental sustainability topics relevant to the Company.

Investor Outreach

We value the input of our stockholders and believe that it is important to understand their questions and concerns about the Company. During 2023, we met with a number of our stockholders and prospective stockholders to answer questions about the Company and learn about matters that are important to them. We plan to continue our investor outreach efforts during 2024.

Communications with Our Board

Stockholders and other interested parties may contact the Board and the directors by writing to Corporate Secretary, IDEX Corporation, 3100 Sanders Road, Suite 301, Northbrook, IL 60062. Inquiries sent will be reviewed, sorted and summarized by the Corporate Secretary before they are forwarded to any director.

BOARD COMMITTEES

Important functions of the Board are performed by committees comprised of members of the Board. There are three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee has a written charter that is available under the Investor’s link on the Company’s website at www.idexcorp.com.

Subject to applicable provisions of the Company’s Bylaws and based on the recommendations of the Nominating and Corporate Governance Committee, the Board as a whole appoints the members of each committee each year at its February meeting. The Board may, at any time, appoint or remove committee members or change the authority or responsibility delegated to any committee, subject to applicable law and NYSE listing standards.

The following table summarizes the current membership of the committees of the Board.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark A. Beck		√	√
Mark A. Buthman	√		√
Carl R. Christenson		√
Lakecia N. Gunter		√	√
Katrina L. Helmkamp	√
David C. Parry	√		√
Alejandro Quiroz Centeno		√
Livingston L. Satterthwaite		√	√
L. Paris Watts-Stanfield	√

Audit Committee

Pursuant to its charter, the Audit Committee has the authority and responsibility to:

•	monitor the integrity of the Company’s financial statements, financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	monitor the qualifications, independence and performance of the Company’s independent auditor and monitor the performance of the Company’s internal audit function;

•	hire and fire the Company’s independent auditor and approve any audit and non-audit work performed by the independent auditor;

•	provide an avenue of communication among the independent auditor, management and the Board;

•	prepare the audit committee report that SEC rules require to be included in the Company’s annual proxy statement;

•	provide oversight of the Company’s compliance, corporate environmental, health and safety and information security/cybersecurity functions; and

•	administer the Company’s Related Person Transactions Policy (described further below).

While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee focuses on financial risk management and exposure, and legal compliance. The Audit Committee receives an annual risk assessment report from the Company’s internal auditors and reviews and discusses the Company’s financial risk exposures and the steps management has taken to monitor, control and report those exposures.

During 2023, Messrs. Buthman and Parry and Mss. Helmkamp and Watts-Stanfield served as members of the Audit Committee for the full year. The Board determined that Mr. Buthman and Mss. Helmkamp and Watts-Stanfield are “audit committee financial experts,” as defined by SEC rules.

The Audit Committee has adopted a written Related Person Transactions Policy regarding the review and approval of transactions with related persons. All related person transactions are approved by the Audit Committee. If the transaction involves a related person who is an Audit Committee member or immediate family member of an Audit Committee member, that

Audit Committee member will not be included in the deliberations or vote regarding approval. In approving the transaction, the Audit Committee must determine that the transaction is fair and reasonable to the Company. The Audit Committee reviews any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $10,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee determines if it is in the best interests of the Company and its stockholders to continue, modify or terminate any such related person transactions. Since January 1, 2023, there were no related person transactions requiring disclosure under SEC rules.

During 2023, the Audit Committee held eight meetings.

Compensation Committee

The Compensation Committee’s primary purpose and responsibilities are to:

•	establish the Company’s compensation philosophy and structure the Company’s compensation programs to be consistent with that philosophy;

•	develop and recommend to the independent members of the Board for approval the compensation of the Chief Executive Officer;

•	approve the compensation of the executive officers of the Company (other than the Chief Executive Officer), the Chief Executive Officer’s direct reports and selected other managers identified by the Compensation Committee from time to time, and communicate such compensation decisions to the Board;

•	develop and recommend to the Board for approval the compensation of the Board;

•	review and recommend to the Board the Company’s compensation discussion and analysis to be included in the Company’s annual proxy statement; and

•	produce a Compensation Committee Report on executive compensation to be included in the Company’s annual proxy statement.

To assist the Compensation Committee in discharging its responsibilities, the Compensation Committee retained Frederic W. Cook & Co., Inc. (F.W. Cook) to act as an outside consultant. F.W. Cook is engaged by, and reports directly to, the Compensation Committee.

The Compensation Committee has reviewed the nature of the relationship between itself and F.W. Cook, including all personal and business relationships between the committee members, F.W. Cook and the individual compensation consultants who provide advice to the Compensation Committee. Based on its review, the Compensation Committee did not identify any actual or potential conflicts of interest in F.W. Cook’s engagement as an independent consultant.

F.W. Cook works with the Compensation Committee and management to structure the Company’s executive compensation programs and to evaluate the competitiveness of its executive compensation levels. F.W. Cook’s primary areas of assistance to the Compensation Committee are:

•	analyzing market compensation data for all executive positions;

•	advising on emerging trends in incentive design and governance;

•	advising on the structure of the Company’s compensation programs;
•	advising on the terms of equity awards;

•	assessing the relationship between named executive officer compensation and Company financial performance;

•	reviewing the risk associated with the Company’s compensation programs; and

•	reviewing materials to be used in the Company’s annual proxy statement.

F.W. Cook periodically provides the Compensation Committee and management market data on a variety of compensation-related topics. The Compensation Committee has authorized F.W. Cook to interact with the Company’s management, as needed, on behalf of the Compensation Committee, to obtain or confirm information.

The charter of the Compensation Committee permits the Compensation Committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

During 2023, Messrs. Beck, Christenson, Quiroz and Satterthwaite and Ms. Gunter served on the Compensation Committee for the full year. None of these directors (i) was an officer or employee of the Company or any of its subsidiaries during 2023, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended. There were no relationships between the Company’s executive officers and the members of the Compensation Committee that require disclosure under Item 407(e)(4) of Regulation S-K.

During 2023, the Compensation Committee held seven meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary purpose and responsibilities are to:

•	develop and recommend to the Board corporate governance principles and a code of business conduct and ethics;

•	review periodically the size of the Board and the makeup of the Board committees and make recommendations to the Board regarding any appropriate changes;

•	develop and recommend criteria for selecting new directors;

•	identify individuals qualified to become directors consistent with criteria approved by the Board, and recommend that the Board select such individuals as nominees for election to the Board;

•	make recommendations to the Board regarding any director who submits an offer of resignation under the Company’s Corporate Governance Guidelines because (i) the director did not receive a majority of votes cast for his or her election, or (ii) the director experienced a significant change in his or her principal business, occupation or position or has a significant conflict of interest that cannot be resolved;

•	screen and recommend to the Board individuals qualified to become Chief Executive Officer in the event of a vacancy and any other senior officer whom the committee may wish to approve;

•	oversee evaluations of the Board, individual Board members and Board committees;

•	oversee an orientation program for new directors and a continuing education program for all directors; and
•	oversee the Company’s sustainability efforts and progress.

It is the policy of the Nominating and Corporate Governance Committee to consider nominees for the Board recommended by the Company’s stockholders in accordance with the procedures described under “STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS” below.

Stockholder nominees who are nominated in accordance with these procedures will be given the same consideration as nominees for director from other sources.

During 2023, Messrs. Beck, Buthman, Parry and Satterthwaite and Ms. Gunter served on the Nominating and Corporate Governance Committee for the full year.

During 2023, the Nominating and Corporate Governance Committee held four meetings.

COMPENSATION OF DIRECTORS

The objectives of our director compensation program are to attract highly qualified individuals to serve on our Board and to align our directors’ interests with the interests of our stockholders. The Compensation Committee periodically reviews the program to evaluate whether it continues to meet these objectives.

The Company believes that to attract and retain qualified directors, pay levels should be targeted at the

50th percentile (or median) of pay levels for directors at comparable companies. The Compensation Committee, with the assistance of F.W. Cook, regularly evaluates the competitiveness of director compensation. The primary reference point to determine market pay is the peer group of companies used for the Company’s executive compensation analysis as described in “Peer Companies” under “Setting Executive Compensation” in the Compensation Discussion and Analysis below. Market composite data derived from pay surveys available to F.W. Cook and to the Company is also used to evaluate the competitiveness of our director compensation program. Based on such review, the last adjustment to our director compensation program occurred in 2022 and no changes were made to our 2023 director compensation as compared to compensation provided in 2022.

Our director compensation for 2023 is set forth below.

2023

Annual Retainer and Meeting Fees	$ 90,000

Committee Chair Retainer

Audit Committee	$ 20,000

Compensation Committee	$ 15,000

Nominating and Corporate Governance Committee	$ 15,000

Additional Non-Executive Chairman of the Board Fees

Annual Retainer	$ 100,000

Annual Equity Grant (100% Restricted Stock Units)	$ 50,000

Value of Equity Grants Upon Initial Election to the Board (100% Restricted Stock Units)	Pro-rated annual grant

Value of Annual Equity Grants (100% Restricted Stock Units)	$155,000

Equity Grants

Under the Company’s Amended and Restated Non-Employee Director Compensation Policy (Director Compensation Policy), equity grants upon initial election to the Board are made on the date of appointment. Initial equity grant values are equal to the annual grant value prorated for the remaining period of time until the next Annual Meeting. Annual equity grants to continuing directors are made on the date of the Annual Meeting. All grants are structured to provide 100% of the expected value in the form of restricted stock unit awards and are made under the Company’s equity plan then in effect, which in the case of the 2023 annual grants was the IDEX Corporation Incentive Award Plan (Incentive Award Plan). The restricted stock units vest in full on the earliest of the third anniversary of the grant date, retirement, failure of the director to be re-elected to the Board, or a change in control of the Company. The restricted stock units are non-transferable until the recipient is no longer serving as a director and are subject to forfeiture if the director terminates service as a director prior to the vesting date for reasons other than death, disability, retirement, or failure to be re-elected to the Board.

Directors have the ability to defer payment of all or a portion of their annual equity grant.

Directors Deferred Compensation Plan

Under the Company’s Directors Deferred Compensation Plan, directors are permitted to defer the payment of their cash compensation to either termination of Board service or a later specified date. In general, directors must make elections to defer fees payable during a calendar year by the end of the preceding calendar year. Newly appointed directors have up to 30 days from their appointment to elect to defer future fees.

All amounts deferred are recorded in a memorandum account for each director and are credited or debited with earnings or losses as if such amounts had been invested in an interest- bearing account or certain mutual funds, at the option of the director. The deferred compensation credited to the interest-bearing account is adjusted on at least a quarterly basis with hypothetical earnings equal to the lesser of the Barclays Capital Long Term Bond AAA — Corporate Bond Index as of the first business day in November of the calendar year preceding the year for which the earnings are to be credited or 120% of the long-term applicable federal rate as of the first business day in November.

In accordance with SEC rules, no earnings on deferred compensation are shown in the 2023 Director Compensation table below because no “above market or preferential” rates were earned on deferred amounts in 2023. Directors must elect irrevocably to receive the deferred funds either in a lump sum or in equal annual installments of up to 10 years, subject to earlier settlement in the event of the participant’s death.

The memorandum accounts are not funded, and the right to receive future payments of amounts recorded in these accounts is an unsecured claim against the Company’s general assets.

Stock Ownership Guideline

Under the Director Compensation Policy, non-management directors are subject to a stock ownership guideline. Non-management directors are required to maintain direct ownership of shares of Common Stock equal to or greater in value to five times the current annual Board service retainer. No non-management director is permitted to sell shares of Common Stock until the director satisfies the stock ownership guideline. Once a director meets the stock ownership guideline, the director may not sell shares if the sale would put the director below the stock ownership guideline.

As of the record date, all non-management directors were in compliance with the stock ownership guideline or subject to the mandatory holding requirement until the ownership guideline is met.

2023 Director Compensation

The following table summarizes the total compensation earned in 2023 for the Company’s non-management directors. Mr. Ashleman receives no additional compensation for his service as a director and his compensation for serving as our Chief Executive Officer and President is included in the 2023 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Mark A. Beck	105,000	155,000	—	260,000

Mark A. Buthman	110,000	155,000	—	265,000

Carl R. Christenson	105,000	155,000	10,000	270,000

Lakecia N. Gunter	90,000	155,000	10,000	255,000

Katrina L. Helmkamp	190,000	205,000	—	395,000

David C. Parry	90,000	155,000	10,000	255,000

Alejandro Quiroz Centeno	90,000	155,000	—	245,000

Livingston L. Satterthwaite	90,000	155,000	—	245,000

Paris Watts-Stanfield	90,000	155,000	—	245,000

(1)

Reflects the aggregate grant date fair value of the restricted stock units granted in 2023, determined in accordance with FASB ASC Topic 718 using the assumptions set forth in note 15 to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, assuming no forfeitures. As of December 31, 2023, each non-management director had outstanding the following number of RSUs, including vested RSUs subject to deferred settlement at the election of the director: Mr. Beck, 5,310; Mr. Buthman, 7,580; Mr. Christenson, 3,210; Ms. Gunter, 2,480; Ms. Helmkamp, 2,510; Mr. Parry, 2,260; Mr. Quiroz Centeno, 1,585; Mr. Satterthwaite, 9,305; and Ms. Watts-Stanfield, 1,750.

(2)	Reflects matching gifts of up to $10,000 per year directed to Internal Revenue Code 501(c)(3) tax-exempt, non-profit organizations under the IDEX Corporation Matching Gift Program.

SECURITY OWNERSHIP

The following table furnishes information as of March 12, 2024, except as otherwise noted, with respect to shares of Common Stock beneficially owned by (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table, (iii) directors, nominees and executive officers of the Company as a group, and (iv) any person who is known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock.

Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that are exercisable currently or will be exercisable within 60 days of March 12, 2024. Shares of Common Stock subject to options that are exercisable within 60 days of March 12, 2024, are considered to be outstanding for the purpose of determining the percentage of shares held by a holder, but not for the purpose of computing the percentage held by others. An * indicates ownership of less than one percent of the outstanding Common Stock.

For purposes of the following table, the address for each of the directors, nominees for director and executive officers of the Company is c/o 3100 Sanders Road, Suite 301, Northbrook, IL 60062.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Directors and Nominees (other than Named Executive Officers):

Mark A. Beck(1)	5,310	*

Mark A. Buthman(1)	7,580	*

Carl R. Christenson(1)	3,935	*

Lakecia N. Gunter(1)	2,480	*

Katrina L. Helmkamp(1)	8,565	*

David C. Parry(1)	21,085	*

Alejandro Quiroz Centeno(1)	1,585	*

Livingston L. Satterthwaite(1)	14,002	*

L. Paris Watts-Stanfield(1)	1,750	*

Named Executive Officers:

Eric D. Ashleman(2)	196,552	*

Abhishek Khandelwal(2)	5,210	*

Lisa M. Anderson(2)	11,030	*

Roopa Unnikrishnan(2)	2,362	*

Melissa S. Flores(2)	13,953	*

Allison S. Lausas(2)	5,255	*

William K. Grogan(2)(3)	17,203	*

Marc Uleman(2)(3)	36,241	*

Directors, Nominees and All Executive Officers as a Group: (17 persons)(4)	354,098	0.5%

Other Beneficial Owners:

The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	9,180,201	12.14%

T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	7,409,706	9.8%

BlackRock Inc.(7) 55 East 52nd Street New York, NY 10055	6,068,198	8.0%

(1)

Includes 1,405 restricted stock units issued to Mr. Satterthwaite on February 20, 2015, for which Mr. Satterthwaite elected to defer settlement; 1,610 restricted stock units issued to Mr. Satterthwaite on February 19, 2016, for which Mr. Satterthwaite elected to defer settlement; 1,290 restricted stock units issued to Mr. Buthman on April 6, 2016, for which Mr. Buthman elected to defer settlement; 1,290 restricted stock units issued to each of Messrs. Buthman and Satterthwaite on February 22, 2017, for which Messrs. Buthman and Satterthwaite each elected to defer settlement; 310 restricted stock units issued to Mr. Beck on January 2, 2018, for which Mr. Beck elected to defer settlement; 945 restricted stock units issued to each of Messrs. Beck, Buthman and Satterthwaite on April 25, 2018, for which Messrs. Beck, Buthman and Satterthwaite each elected to defer settlement; 845 restricted stock units issued to each of Messrs. Beck, Buthman and Satterthwaite on May 10, 2019, for which Messrs. Beck, Buthman and Satterthwaite each elected to defer settlement; 950 restricted stock units issued to each of Messrs. Beck, Buthman, Christenson and Satterthwaite on May 7, 2020, for which Messrs. Beck, Buthman, Christenson and Satterthwaite each elected to defer settlement; 665 restricted stock units issued to each of Mss. Gunter and Helmkamp and Messrs. Beck, Buthman, Christenson, Parry and Satterthwaite on May 12, 2021, which vest on May 12, 2024 (provided that Messrs. Beck, Buthman, Christenson and Satterthwaite each elected to defer settlement); 155 restricted stock units issued to Ms. Watts-Stanfield on February 25, 2022, which vest on February 25, 2025; 825 restricted stock units issued to Mss. Gunter, Helmkamp and Watts-Stanfield and Messrs. Beck, Buthman, Christenson, Parry and Satterthwaite on May 6, 2022, which vest on May 6, 2025 (provided that Messrs. Beck, Buthman and Satterthwaite each elected to defer settlement); 815 restricted stock units issued to Mr. Quiroz on June 15, 2022, for which Mr. Quiroz elected to defer settlement; 1,020 restricted stock units issued to Ms. Helmkamp on May 25, 2023, which vest on May 25, 2026; and 770 restricted stock units issued to Mss. Gunter and Watts-Stanfield and Messrs. Beck, Buthman, Christenson, Parry, Quiroz and Satterthwaite on May 25, 2023, which vest on May 25, 2026 (provided that Ms. Gunter and Messrs. Beck, Buthman, Christenson, Quiroz and Satterthwaite each elected to defer settlement). The restricted shares and restricted stock units held by the directors may vest earlier than the dates indicated above upon a change in control of the Company, retirement, or failure to be re-elected to the Board. All shares of restricted stock and restricted stock units are eligible for dividends.

(2)

Includes 150,610, 0, 0, 32,945, 9,382, 12,770, 2,329 and 4,260 shares under options that are exercisable currently or will be exercisable within 60 days of March 12, 2024, for Messrs. Ashleman, Khandelwal, Grogan and Uleman and Mss. Anderson, Flores, Unnikrishnan and Lausas, respectively.

(3)	Messrs. Grogan’s and Uleman’s restricted shares and restricted stock units are current as of September 15, 2023 and December 31, 2023, respectively, their last day with the Company.
(4)	Includes 212,296 shares under options that are exercisable currently or will be exercisable within 60 days of March 12, 2024.
(5)

Based solely on information in Schedule 13G, as of December 29, 2023, filed by The Vanguard Group (Vanguard) with respect to Common Stock owned by Vanguard and certain subsidiaries. Vanguard has shared power to vote or direct the vote of 95,687 shares of Common Stock, sole power to dispose or to direct the disposition of 8,860,235 shares of Common Stock and shared power to dispose or to direct the disposition of 319,966 shares of Common Stock.

(6)

Based solely on information in Schedule 13G, as of December 31, 2023, filed by T. Rowe Price Associates, Inc. (T. Rowe Price) with respect to Common Stock owned by T. Rowe Price. T. Rowe Price has sole power to vote or to direct the vote of 2,607,810 shares of Common Stock and sole power to dispose or to direct the disposition of all 7,409,706 shares of Common Stock.

(7)

Based solely on information in Schedule 13G, as of December 31, 2023, filed by BlackRock, Inc. (BlackRock) with respect to Common Stock owned by BlackRock and certain subsidiaries. BlackRock has sole power to vote or to direct the vote of 5,563,326 shares of Common Stock and sole power to dispose or to direct the disposition of all 6,068,198 shares of Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, and compensation decisions made under those programs for our named executive officers (NEOs) for fiscal year 2023, who are listed below.

Name	Title
Eric D. Ashleman	Chief Executive Officer and President
Abhishek Khandelwal	Senior Vice President and Chief Financial Officer(1)
Lisa M. Anderson	Senior Vice President, General Counsel and Corporate Secretary
Roopa Unnikrishnan	Senior Vice President, Strategy and Corporate Development
Melissa S. Flores	Senior Vice President and Chief Human Resources Officer
Allison S. Lausas	Vice President, Chief Accounting Officer(2)
William K. Grogan	Former Senior Vice President and Chief Financial Officer(3)
Marc Uleman	Former Senior Vice President and Group Executive(4)

(1)	Mr. Khandelwal was appointed Senior Vice President and Chief Financial Officer, effective November 20, 2023.
(2)

Ms. Lausas temporarily assumed the responsibilities of the Company’s Principal Financial Officer as the Company’s interim Chief Financial Officer from September 15, 2023 through November 19, 2023. Under SEC rules, any individual serving in the role of the Principal Financial Officer at any time during the relevant year must be included as a NEO. Due to the interim nature of her role, Ms. Lausas’ compensation elements are not included broadly in this Compensation Discussion and Analysis (CD&A). Please see Ms. Lausas’ Compensation later in this CD&A for a discussion on Ms. Lausas’ 2023 compensation arrangements.

(3)	Mr. Grogan resigned as Senior Vice President and Chief Financial Officer effective September 15, 2023.
(4)	Due to the elimination of his position, Mr. Uleman ceased to serve as Senior Vice President and Group Executive on September 11, 2023, and remained with the Company until December 31, 2023.

Principles of Our Compensation Programs

Pay-for-Performance	The key principle of our compensation philosophy is pay-for-performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance

We favor variable pay opportunities that are based on
performance over fixed pay. The total compensation received by our NEOs varies based on corporate and individual performance measured against annual and long-term goals.

Compensation Philosophy

The following table describes our compensation philosophy that guides our pay programs, structure and decisions.

Compensation Philosophy	How We Deliver
Attract and retain an effective management team

•  We offer a total pay package that consists of both compensation and benefits that are targeted to be competitive with the market.

•  We seek to retain our executives by regularly benchmarking our total compensation package relative to companies of similar size, scope and complexity — our peer group is constructed to include companies within an appropriate range of revenue and market capitalization values.

Motivate and reward management team with a focus on pay-for-performance

•  We tie a meaningful portion of total compensation to financial and stock price performance – with 86% of our CEO’s target compensation tied to performance.

•  Our compensation program provides a mix of base salary, short-term incentives and long-term incentives — the balance of our compensation elements provides direct line of sight with our objectives, designed to motivate executives to outperform on our goals.

•  In line with our compensation philosophy to align pay and performance, when the Company outperforms or underperforms the goals in our incentive plans, payouts can result in above or below target levels, respectively.

Create a strong financial incentive that aligns with our stockholders and long-term objectives

•  Through a combination of performance metrics and targets, executives are paid according to how the Company performs.

•  Specific financial measures used in our incentive programs include:

–  Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA), cash flow conversion, and organic sales growth in our short-term incentive plan; and

–  Total stockholder return (TSR) relative to companies in the relevant market index in our long-term incentive plan.

Align the interests of management and stockholders	• In order to emphasize long-term stockholder returns, we require our executives to maintain significant stock ownership levels through the use of stock ownership guidelines.

Governance Best Practices

The Company employs compensation principles in delivering executive pay that we believe are supportive of our business strategy and governance best practices.

What We Do

√

Annual Say-on-Pay Vote: We conduct an annual say-on-pay advisory vote. At our 2023 Annual Meeting of Stockholders, more than 94% of the votes cast on the say-on-pay proposal were in favor of the fiscal year 2022 compensation of our NEOs.

√

Clawback Policies: In 2023, we updated our approach to clawbacks and adopted a clawback policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) as well as a broader policy that provides the Company the means to recoup awards due to financial restatement or certain improper conduct.

√

Short-Term and Long-Term Incentives/Measures: Our annual and long-term plans provide a balance of incentives and include different measures of performance, with the use of both absolute and relative performance goals.

√	Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant, who does not provide any services to management.

√

Stock Ownership Guidelines: To further align the interests of management and our directors with our stockholders, we have stock ownership guidelines, which require our executive officers and directors to hold a multiple of their annual base compensation in Common Stock.

√	Limited Perquisites: We provide limited perquisites.

√

Mitigate Inappropriate Risk Taking: In addition to our clawback policies, stock ownership guidelines and prohibition of hedging and pledging, we structure our compensation programs so that they minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics and multi-year performance periods and capping payouts under our annual incentive and performance share unit awards.

What We Don’t Do

×

Gross-ups for Excise Taxes: Our executive severance agreements do not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments made in connection with a change in control.

×	Reprice Stock Options: Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

×	Fixed Term Employment Agreements: Employment of our executive officers in the U.S. is “at will” and may be terminated by either the Company or the employee at any time.

×	Hedging and Pledging: Our insider trading policy prohibits all employees and directors from hedging and pledging their economic interest in the Common Stock they hold.

Performance Highlights and Impact on Incentive Compensation

We had record performance in 2023 despite a challenging environment with unstable end markets, due to our execution, agility and strong underlying assets. We continued to pursue inorganic opportunities, including the purchase of Iridian Spectral Technologies and STC Material Solutions. The performance highlights and accomplishments indicated in the chart below are closely related to performance metrics under our executive compensation programs.

*

A reconciliation from GAAP to non-GAAP financial measures and other related information is included in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. In addition to the adjustments noted in the Form 10-K, additional adjustments are used to determine the short-term incentive payouts, including adjustments related to acquisitions and divestitures, and actual capital expenditures.

NEO Compensation Aligns with Company Performance

The compensation opportunities of our executives are designed to be directly tied to the performance of the Company. Our pay-for-performance philosophy is demonstrated by the following elements of our executive compensation program for 2023:

Approximately 86% of Mr. Ashleman’s 2023 total targeted pay was performance-based, and an average of approximately 69% of our other NEOs’ total targeted pay in 2023 was performance-based. The charts below show the allocation of 2023 targeted pay across base salary, the annual cash incentive award, and the long-term incentive award for Mr. Ashleman and our other NEOs.

In 2023, our long-term incentives continued to represent the single largest component of our CEO’s and other NEOs’ targeted pay, representing approximately 69% and 48% of total targeted pay, respectively.

Maintaining a balanced perspective is a core part of the Company’s business strategy, which requires employees to take calculated risks to capitalize on anticipated changes in the Company’s numerous businesses. The Compensation Committee believes that balancing the proportion of cash and non-cash awards, as well as short-term versus long-term awards, is important to motivate performance while mitigating risk. Cash-based awards are important in motivating executives for the short-term, while long-term incentives focus executives who have the greatest ability to impact business results on managing the business for the long-term and reinforce the link between their earnings opportunity and the long-term growth of the Company.

Our 2023 incentive awards are directly tied to performance metrics that balance absolute and relative performance goals: adjusted EBITDA, organic sales growth, cash flow conversion, sustainability, and relative TSR. We believe these are the best measures of our financial success and support the creation of stockholder value.

Role of Say-on-Pay

The Company held an advisory vote on executive compensation (say-on-pay) at the Company’s 2022 Annual Meeting of Stockholders. The say-on-pay advisory vote received support from over 92% of the votes cast at the 2022 Annual Meeting. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. Accordingly, the Compensation Committee did not make any changes to the underlying structure of our executive compensation program for fiscal year 2023 in response to the 2022 “say-on-pay” vote. The Compensation Committee will continue to review and consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs and acknowledge the support of the current executive compensation approach from over 94% of the votes cast in 2023.

2023 Executive Compensation Program

The following discussion describes our 2023 compensation elements and 2023 compensation decisions related to our NEOs other than Ms. Lausas. As noted above, Ms. Lausas’ 2023 compensation arrangements are described in “Ms. Lausas’ Compensation” later in this Compensation Discussion and Analysis.

2023 Key Compensation Elements

The material elements of 2023 compensation for the NEOs are outlined below:

Element	Type of Pay	Purpose	General Characteristics
Base Salary	Fixed	Provides a fixed level of current cash compensation commensurate with the executive’s primary duties and responsibilities and necessary to attract, retain and reward NEOs.	Reviewed annually and adjusted as necessary to reflect market changes, salary budgets and individual performance.
Short-Term Incentives — Annual Bonus	Performance- Based	Focuses NEOs on annual performance by rewarding corporate and individual performance and achievement of pre-determined goals.	Variable cash payments. Annual awards based on performance against pre-determined individual and corporate performance goals.
Long-Term Incentives — Stock Options	Performance- Based

Provides retention through vesting schedules and aligns each NEO’s interests with long-term stockholder interests by linking a substantial portion of each executive’s compensation to increases in the price of Common Stock.

Variable compensation based on stock value, with no value received if the stock price does not appreciate form the grant date. Options vest ratably over four years and have a ten year term.
Long-Term Incentives — PSUs	Performance- Based	Ties long-term compensation to relative performance, further aligning the interests of NEOs with stockholders.	PSUs vest based on continued service and relative TSR compared to companies in the S&P 500 over a cumulative three-year period.
Retirement/Other	Fixed/ Voluntary	Provides overall wealth accumulation and retention.	Various market-based retirement and welfare benefits and perquisites.

Base Salary

Base salaries are typically reviewed annually in February and may be adjusted to reflect market data, as well as individual responsibility, experience and performance. At the time of hire or promotion, the Compensation Committee approves the compensation of the newly appointed or promoted executive based on market data, prior experience and performance, the compensation received at the prior employer and the compensation received by the executive’s predecessor at the Company. The table below highlights the change in 2023 base salary for each NEO, reflecting one or more of the following: annual merit increase, market and/or performance-related adjustments.

NEO	Currency	2022 Base Salary Rate	2023 Base Salary Rate	Percentage Increase
Eric D. Ashleman	USD	960,000	1,000,000	4%
Abhishek Khandelwal(1)	USD	N/A	575,000	N/A
Lisa M. Anderson	USD	405,000	440,000	9%
Roopa Unnikrishnan	USD	400,000	425,000	6%
Melissa S. Flores	USD	400,000	425,000	6%
William K. Grogan	USD	575,000	610,000	6%
Marc Uleman(2)	EUR	500,000	520,000	4%

(1)	Mr. Khandelwal started employment with the Company on November 20, 2023.
(2)	Mr. Uleman performed services for us in The Netherlands and was paid in Euros before his departure from the Company.

2023 Short-Term Incentives

The Company administers the short-term incentive plan under the Management Incentive Compensation Plan (MICP). The amount of the annual cash bonus paid to each participant is determined under the following formula:

Annual Bonus = Base Salary x Individual Target Bonus Percentage x Business Performance Factor

Individual Target Bonus Percentage for the year is a percentage of the participant’s base salary and is based on the participant’s position and market data. For Mr. Ashleman, the Compensation Committee increased his Individual Target Bonus Percentage from 110% to 115%, aligned with the Compensation Committee’s strategy of moving Mr. Ashleman’s target compensation above the 25th percentile position and closer to the median of the target market comprising of peers in similar roles at other companies. The Business Performance Factor (discussed in more detail below) is calculated based on measurable corporate quantitative objectives and strategic measures.

The Business Performance Factor Components listed below for 2023 are the same as those for 2022.

2023 MICP Weighting
Business Performance Factor Components
Adjusted EBITDA	40%
Organic Sales Growth	40%
Adjusted Cash Flow Conversion	10%
Sustainability	10%
Total	100%

Adjusted EBITDA aligns our incentive opportunities to our growth and acquisition strategy and rewards the profitability metric. We believe Adjusted EBITDA also has the highest correlation to long-term TSR performance. Organic Sales Growth represents the percentage increase in sales revenue compared to the previous year’s revenue, which by definition excludes revenue from businesses acquired in the year. Rewarding executives on organic sales growth highlights the importance and emphasis on growth. In addition, Adjusted Cash Flow Conversion continues to be viewed as a vital metric for the overall health of the business.

At the beginning of each year, the Compensation Committee agrees on the categories of items that can be excluded or added back to arrive at the adjusted results in calculating the financial metrics included in the Business Performance Factor, as permitted by the terms of the MICP. After the year is complete, the Compensation Committee reviews the adjustments put forward by the Company for approval, resulting in the final Business Performance Factor. Typical adjustments include, but are not limited to, the impact of acquisition and divestiture-related income and charges, restructuring charges, capital expenditure investments versus plan, and the impact of foreign currency translation.

Over the past few years, executive leadership and the Board continued to focus on corporate sustainability matters most relevant to the Company and its internal and external stakeholders. Results of this effort are available under the Sustainability link on our website at www.idexcorp.com. To highlight the importance of corporate sustainability and progress with respect to specific topics, the Company first adopted Sustainability as a metric in the 2022 MICP and continued in 2023, with a focus on initiatives that will help make IDEX a more inclusive and diverse employer and environmental steward.

Corporate sustainability, and, in particular our commitment with respect to key social and environmental topics, is important to the Company and to our internal and external stakeholders. Environmental sustainability and having a highly engaged and diverse workforce are part of our culture and strategy. Many of the Company’s growth opportunities are aligned to markets and customer initiatives focused on sustainable products or practices around energy reductions, water savings and alternative energy. A commitment to and progress toward various social and environmental initiatives serves as a differentiator in attracting and retaining exceptional talent and teams who have a tremendous impact on our communities and the customers we serve.

For the Sustainability component, the Compensation Committee approved stretch long-term goals to be reached by 2035 in the areas of diversity, equity and inclusion (DEI) and environmental sustainability (ES) as well as specific metrics to be reached by the end of 2025 for DEI and a goal to complete various initiatives to reduce electricity consumption in 2023. The Compensation Committee assesses the Company’s performance against defined enabling initiatives for 2023 to further drive progress against the metrics set for 2025 and 2023 (DEI and ES, respectively). The defined enabling initiatives are the actions that the Compensation Committee has agreed to that we believe will best help the Company achieve its short and long term goals. Employees can earn a 0% to 200% payout on the Sustainability component, similar to the financial metrics, depending upon completion of each enabling initiative as well as performance against short-term goals and progress towards the long-term goals.

For 2023, the Company completed all of its DEI enabling initiatives, which included business-specific DEI planning, deploying online coursework, holding an inclusion summit and providing inclusive leader training. The Company also increased people of color representation within its senior leader population.

For ES, the Company completed all of its enabling initiatives, which included completing a number of specific energy reduction projects across the Company’s sites and continuing to test and utilize a lean process to identify energy and environmental-related opportunities for several business units. Senior leadership also monitored the ongoing development of an environmental strategy, with a focus on reducing emissions. The Company has a long-term goal of reducing the intensity (by revenue) of our Scope 1 and Scope 2 greenhouse gas (GHG) emissions by 30% below our 2021 baseline, and this ongoing work is in furtherance of achieving that goal.

In summary, 2023 was a successful year as a result of quality work completed by employees on the enabling initiatives, with the Company overall tracking above expectations for long term goals, resulting in the Committee providing a Sustainability rating of 110%.

For 2023, the relative weightings and the performance against the quantitative and strategic measures resulted in a calculated Business Performance Factor of 72%, as shown in the table below.

MICP Objective	Threshold	Goal	Maximum	Actual*	Payout	MICP Weighting	Business Performance Factor
Adjusted EBITDA	$873.9M	939.5M	$1,062.1M	905.3M	68.5%	40%	27.4%
Organic Sales Growth	-2.0%	2.5%	7.5%	-1.0%	41.7%	40%	16.7%
Adjusted Cash Flow Conversion	80%	100%	129%	119%	168.8%	10%	16.9%
Sustainability	Combination of long-term goals and initiatives as described above			110.0%	110.0%	10%	11.0%
Total						100%	72%

*

A reconciliation from GAAP to non-GAAP financial measures and other related information is included in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. In addition to the adjustments noted in the Form 10-K, additional adjustments are used to determine the short-term incentive payouts, including adjustments related to acquisitions and divestitures and actual capital.

The short-term incentive payments are included in the 2023 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and summarized in the table below.

NEO	Currency	Base Salary Rate	Individual Target Bonus Percentage	Business Performance Factor	Actual 2023 Short- Term Incentive Award
Eric D. Ashleman	USD	1,000,000	115%	72%	828,000
Abhishek Khandelwal(1)
Lisa M. Anderson	USD	440,000	60%	72%	190,080
Roopa Unnikrishnan	USD	425,000	60%	72%	183,600
Melissa Flores	USD	425,000	60%	72%	183,600
William K. Grogan(2)	USD	610,000	80%
Marc Uleman	EUR	520,000	75%	72%	280,800

(1)

Mr. Khandelwal started employment with the Company on November 20, 2023, and was not eligible for a 2023 incentive compensation plan payment. In accordance with the terms of his offer of employment, Mr. Khandelwal received a cash sign-on award of $300,000 upon his appointment as Senior Vice President and Chief Financial Officer, which is subject to repayment if he leaves the Company or is terminated for cause prior to the 12-month anniversary of his start date. The size of this sign-on compensation was determined based on compensation forfeited at his previous employer.

(2)	Mr. Grogan left the Company on September 15, 2023, and forfeited his incentive compensation plan payment.

2023 Long-Term Incentive Awards

Long-term incentive awards are generally made on an annual basis, or at the time of a special event (such as upon hiring or promotion) and are provided under the Incentive Award Plan (IAP). We typically grant awards at the February Board meeting each year for the NEOs and the date of the annual meeting of stockholders for the Board of Directors. Our annual awards are made after the release of earnings and we attempt to make awards during periods when we do not have material non-public information that could impact our stock price. Working with its independent compensation consultant, the Compensation Committee granted long-term incentive awards to the NEOs in early 2023, with the exception of Mr. Khandelwal, who commenced employment with the Company on November 20, 2023. Each NEO has a long-term incentive target established on an individual basis taking into consideration market practice for each role, and individual impact and performance. The Compensation Committee may grant awards above or below target based on individual and Company performance.

In 2023, the NEOs received annual long-term incentive awards consisting of PSUs and stock options, which are intended to emphasize the link between pay and performance. The target number of PSUs granted was determined by dividing the PSU award value by the closing price of Common Stock on the date of grant. The number of stock options granted was determined by dividing the stock option award value by the grant date fair value, utilizing the Black Scholes option-pricing model. For additional details of the assumptions made in the valuation of such awards, see note 15 “Share Based Compensation” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Mr. Khandelwal’s 2023 LTI Awards. Mr. Khandelwal was awarded a sign-on grant when he was hired in November 2023, with a grant value of $2,000,000, with 50% of the award in restricted shares and 50% in stock options, with the options vesting in 25% annual increments and the restricted shares vesting 100% on the third anniversary of the grant date. The purpose of the award was to partially make up for unvested equity that Mr. Khandelwal forfeited at his prior employer.

2023 CEO Awards. For 2023, the Board granted Mr. Ashleman an award based on the Compensation Committee’s strategy and recommendation, which reflect Mr. Ashleman’s two years of tenure in the Chief Executive Officer role, and strong performance, which resulted in an award between the 25th and 50th percentile of the target market. The following chart shows the grant value recommended by the Compensation Committee and approved by the Board, and the Summary Compensation Table reported value of Mr. Ashleman’s long-term incentive awards for 2022 and 2023. The Summary Compensation Table reported value reflects the grant date fair value determined in accordance with FASB ASC Topic 718.

	2022	2023
Grant Value	$4,100,000	$4,750,000
Reported Value	$4,598,330	$5,618,356

Objectives of Long-Term Incentive Vehicles

The Compensation Committee believes that PSUs and stock options both motivate management actions that support the creation of stockholder value and promote executive stock ownership. However, each long-term incentive component has different characteristics. The value of the PSUs after the approximate three- year performance period is directly linked to relative TSR, as described above, as well as the stock price movement during the performance period. Stock options provide value only to the extent that the Company’s stock price appreciates above the stock price on the date of grant.

PSU Design Features

The PSUs have an approximate three-year performance period and measure the Company’s relative TSR against the TSR of companies in the S&P 500 Index at the end of such period. If the Company achieves 50th percentile TSR performance as compared to the group of companies, each NEO will receive the target number of performance units, paid out in shares of Common Stock. Threshold performance is at the 33rd percentile, which will result in a payout equal to 33% of target; performance below this level will result in zero payout. Maximum payout is 250% of the target number of shares for 80th percentile performance or higher. Payouts are interpolated between the 33rd percentile and 50th percentile and between the 50th percentile and 80th percentile performance. Notwithstanding the payout percentages indicated above, if the Company’s TSR for the performance period is negative, the payout percentage will not be greater than 100%. Cumulative dividend equivalent payments will be made at the end of the performance period based on the number of shares of Common Stock received by each executive. All terms of the awards, including those identified above, are captured in participant award agreements.

In selecting relative TSR as the measure, the Compensation Committee noted that TSR is highly correlated with a combination of other metrics that are important to the Company and to investors, notably: return on invested capital, EBITDA, operating profit margin and compound annual sales growth rate (CAGR).

For the 2023 PSU grant, the Compensation Committee selected the S&P 500 Index companies as the comparator group for relative TSR, as the Company was added to this index in August 2019, and first used this group of companies for relative TSR in the 2020 PSU grant. In addition, a one-year post-vest holding requirement was first instituted with the 2020 PSU grant, which we believe further aligns our executives’ interests with those of shareholders.

The 2020 PSU award was granted on February 21, 2020, with a performance period ending on January 31, 2023, and resulted in a 173% payout based on 40% TSR, which placed the Company in the 65th percentile of companies in the S&P 500 Index. These shares settled in February 2023.

Setting Executive Compensation

Role of Compensation Committee

The Compensation Committee establishes the Company’s compensation philosophy, structures the Company’s compensation programs to be consistent with that philosophy, and approves each element of NEO compensation. In the case of the CEO, the Board reviews, ratifies and approves compensation recommendations made by the Compensation Committee.

The Compensation Committee performs periodic reviews of executive pay tally sheets. The tally sheets outline each executive’s recent annual target and actual pay history, unvested equity holdings and termination payments under various scenarios. Data from the tally sheets is considered by the Compensation Committee when setting target total compensation. Generally, the Compensation Committee reviews and adjusts target total compensation levels annually. Actual total compensation may vary from target based on performance and changes in stock price over time.

Generally, the amount of compensation realized historically, or potentially realizable in the future, from past equity awards does not directly impact the level at which future pay opportunities are set. When granting equity awards, the Compensation Committee considers market data and Company and individual performance.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain and replace, as necessary, compensation consultants to provide it with independent advice. The Compensation Committee has engaged F.W. Cook as its independent consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management.

Under the terms of its agreement with the Compensation Committee, F.W. Cook will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2023, F.W. Cook provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In its review, the Compensation Committee did not identify any conflicts of interest raised by the work F.W. Cook performed in fiscal year 2023, nor any business or personal relationships that would impair F.W. Cook’s independence.

Setting Individual Executive Pay

The Compensation Committee formulates a recommendation of CEO pay based on the financial and operating performance of the Company, the Compensation Committee’s assessment of the CEO’s performance and a thorough review of the market benchmarking data discussed below. The CEO pay recommendations put forth by the Compensation Committee are then reviewed and subject to approval by the Board.

The pay packages for the other NEOs are set by the Compensation Committee after taking into consideration the recommendations of the CEO. Individual pay decisions are based on an assessment of the individual executive, utilizing the following criteria:

1.	Contribution

•	Value to IDEX; short-and long-term

•	Individual contribution and impact to team performance

2.	Market attractiveness

•	Supply-demand of role
•	Experience, background, track record

3.	Replacement difficulty

•	Challenge of replacing the role with equivalent capability

4.	Experience in role

•	Overall experience in current or similar role

5.	Company Performance

•	In determining the long-term incentive award value, the Compensation Committee reviews the Company’s performance relative to our peers against key performance indicators, including growth and returns and stock price performance

•	The Compensation Committee has the latitude to adjust awards up and down relative to the executives’ target

The Compensation Committee reviews pay data from two primary sources (third party surveys and peer company data) as one input in determining appropriate target compensation levels. The Compensation Committee utilizes the expertise of its independent compensation consultant, F.W. Cook, in developing compensation recommendations for the NEOs, including the CEO. The Compensation Committee believes that to attract and retain qualified management, total direct compensation should be competitively targeted within a range that includes the market median for comparable positions at comparable companies, with market compensation data being only one of many factors considered by the Compensation Committee when setting the compensation levels for any particular executive. While an individual executive’s target compensation is positioned within the competitive range based on the individual factors listed above, actual compensation in any given year should and does vary from target based on Company and individual performance as well as other considerations, such as tenure within role.

The Compensation Committee undertook a review and analysis to evaluate whether the 2023 executive compensation programs appropriately reflected the market for talent. The Compensation Committee considered relevant market pay practices to strengthen the Company’s ability to recruit and retain high performing talent across its diversified markets and global footprint. Three surveys and a peer group analysis were utilized for the 2023 executive compensation market analysis for the NEOs.

Survey Data

The Aon Radford Global Compensation Database, Willis Towers Watson Executive Compensation Database Survey and the Equilar Top 25 Survey were used because they include a broad range of manufacturing companies that are comparable to the Company in size, geography and industry.

Peer Companies

The peer group of companies identified below consists of companies that are similar to the Company in terms of their size (i.e., revenue, and market capitalization), diversified industry profile (ranging from customized manufacturing solutions to emerging markets in highly specialized health science technology), investment in research and development and global presence. In addition, the peer companies have executive officer positions that are comparable to the Company’s in terms of breadth, complexity and scope of responsibilities. F.W. Cook reviewed the composition of the peer group used to benchmark pay in 2022 with the Compensation Committee. Based on that review, for 2023 the Compensation Committee removed SPX Flow, Inc., as it had been acquired. The following peer group was used to evaluate 2023 executive compensation decisions:

Agilent Technologies, Inc.	Lincoln Electric Holdings, Inc.
AMETEK, Inc.	Mettler-Toledo International Inc.
Bruker Corporation	Nordson Corporation
Crane Co.	Pentair Ltd.
Donaldson Company, Inc.	Revvity, Inc.
Dover Corporation	Roper Technologies, Inc.
Flowserve Corporation	Waters Corporation
Graco Inc.	Watts Water Technologies, Inc.
Ingersoll Rand Inc.	Woodward, Inc.
ITT Corporation	Xylem Inc.

The Compensation Committee believes that multiple data sources provide for a clearer perspective of the market. As such, with the assistance of management and F.W. Cook, the Compensation Committee developed an aggregate composite of the market data to establish target compensation levels for the executives weighted as follows:

Position(s)	Survey Weighting	Peer Group Weighting	Rationale
Chief Executive Officer; and Senior Vice President and Chief Financial Officer	20%	80%	Positions are required to be represented in all of the proxy peer group companies; closest representation of the corporate profile; balance of peer and survey data.
Senior Vice President and Group Executive; and Senior Vice President, General Counsel and Corporate Secretary	70%	30%	Limited number of position matches in the proxy group; pool for talent would include the broader industry representation in the survey data.
Senior Vice President and Chief Human Resources Officer; and Senior Vice President, Strategy and Corporate Development	100%	0%	Very limited number of position matches in the proxy group; pool for talent would include the broader industry representation in the survey data.

Other Compensation Components

Employee Benefits

The NEOs located in the United States (US NEOs), which include all NEOs except Mr. Uleman, participate in nonqualified supplemental retirement plans, deferred compensation arrangements and supplemental disability benefits. Participation in these nonqualified plans is intended to provide the US NEOs with the opportunity to accumulate retirement benefits at levels above the limitations imposed by tax qualified plans. As an employee of one of the Company’s entities in The Netherlands, before his departure, Mr. Uleman participated in the benefits available to all similarly situated employees in The Netherlands.

For a more complete explanation of these plans, see the “Narrative to 2023 Summary Compensation Table,” the “Narrative to Nonqualified Deferred Compensation at 2023 Fiscal Year End Table,” and the discussion under “Potential Payments upon Termination or Change in Control.”

Severance and Change in Control Benefits

Each of the continuing NEOs is entitled to severance benefits under the terms of written agreements in the event that their employment is actually or constructively terminated without cause. The amount of the benefit, which varies with the individual, depends on whether or not the termination is in connection with a change in control. The level of each NEO’s severance benefits reflects the Company’s perception of the market for their positions at the time the agreements were put in place.

For additional information regarding the Company’s severance and change in control arrangements, including the amounts payable to Mr. Uleman in connection with his departure, see the section below entitled “Potential Payments upon Termination or Change in Control.”

Perquisites

The Compensation Committee believes in providing limited perquisites in line with market practice. The principal perquisite provided to our NEOs is a car allowance. For further details on these perquisites, see the “Narrative to 2023 Summary Compensation Table” below.

Other Executive Compensation Matters

Mr. Khandelwal’s Compensation

In connection with Mr. Khandelwal’s appointment as Senior Vice President and Chief Financial Officer, the Company entered into an offer letter with Mr. Khandelwal on October 20, 2023 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Khandelwal receives an initial base salary of $575,000 and, beginning with the Company’s 2024 incentive program, has a target opportunity under the Company’s Management Incentive Compensation Plan equal to 75% of his base salary and is eligible for equity grants with a grant date fair value of $1,300,000. In connection with the commencement of his employment with the Company, Mr. Khandelwal received a new hire equity award with a grant date fair value of $2,000,000 and delivered 50% in both stock options and restricted shares, with the options vesting in 25% annual increments and the restricted shares vesting 100% on the third anniversary of the grant date. The purpose of the award was to partially make up for unvested equity that Mr. Khandelwal forfeited at his prior employer. Mr. Khandelwal also received a sign-on bonus of $300,000, which is subject to repayment if he leaves the Company or is terminated for cause prior to the 12-month anniversary of his start date. The Offer Letter also provides for severance benefits equal to 12 months of base salary and the executive’s target annual incentive in the event his employment is terminated by the Company without cause, with such severance benefits increasing to two times the executive’s base salary and target annual incentive in the event he is terminated by the Company within 24 months following a change in control of the Company. As a condition to his employment, Mr. Khandelwal is also subject to a Confidential Information, Work Product and Restrictive Covenant Agreement, which includes, among other items, non-competition and non-solicitation restrictive covenants.

Ms. Lausas’ Compensation

Due to the temporary nature of her role, Ms. Lausas did not receive any compensation adjustments to her annual compensation amounts when she assumed the role of interim Chief Financial Officer. Ms. Lausas’ 2023 total direct compensation consisted of an annual base salary of $407,500, an annual cash incentive target of $203,750, and a long-term incentive target of $200,000. In recognition of her dual role as interim Chief Financial Officer and Chief Accounting Officer, Ms. Lausas received a one-time equity award of restricted shares, which are scheduled to cliff vest three years after the grant date subject to Ms. Lausas’ continued service with the Company, with a grant-date value of $500,000.

Stock Grant Practices

For our stock option awards, the exercise price of the stock option award will be the closing price of Common Stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a weekend, the exercise price of stock option awards will be the closing price of Common Stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership

Consistent with its executive pay philosophy, the Company requires that executive officers maintain minimum ownership levels of Common Stock as follows:

Executive	Ownership as a Multiple of Base Salary
CEO	5x
CFO	3x
Other NEOs	2x

NEOs must comply with these ownership requirements within five years of their date of hire or promotion. Counted for purposes of satisfying ownership requirements are shares directly owned, unvested restricted shares and PSUs at target. As of the record date, all continuing NEOs either met or exceeded the ownership guidelines, or were on track to meet within the required timeline.

Hedging and Pledging

All directors and employees (including officers) of the Company are prohibited from (i) pledging Company securities (including through holding Company securities in margin accounts), and (ii) engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities (“hedging”). For this purpose, “hedging” includes “short-sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling, but not delivering, owned securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like), and other hedging transactions designed to minimize the risk inherent in owning Common Stock, such as zero-cost collars and forward sales contracts.

Clawbacks

In 2023, the Company amended its clawback policy to comply with the requirements of the NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Act. Under the Company’s Dodd-Frank Act clawback policy, the Company shall recover, or clawback, from current or former officers any wrongfully earned incentive compensation (as determined under the clawback policy), upon the determination by the Compensation Committee that:

•	the Company’s financial statements have been restated due to material noncompliance with any financial reporting requirement;

•	the cash incentive or equity compensation to be recouped was calculated on, or its realized value was affected by, the financial results that were subsequently restated;

•	the cash incentive or equity compensation would have been less than that actually awarded or paid based upon the application of the correct financial results; and

•	the pay affected by the calculation was earned or awarded within three years of the restatement.

Tax Gross-Up Provisions

The Company has not entered into any agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control since the adoption of a no gross-up policy by the Compensation Committee in February 2011. No executives are eligible for an excise tax gross-up.

The Compensation Committee has exclusive authority to modify, interpret and enforce this policy in compliance with applicable law.

Risk Assessment

The Compensation Committee periodically reviews the potential risks arising from our compensation policies, practices and programs to determine whether any potential risks are material to the Company. In approving the 2023 compensation program design, the Compensation Committee engaged in discussions with F.W. Cook and management regarding any potential risks and concluded that the Company’s compensation policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy, do not incentivize employees, including executive officers, to take unnecessary or excessive risks, and that any risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

In this review, the Compensation Committee considered the attributes of the Company’s policies and practices, including:

•	the mix of fixed and variable compensation opportunities;

•	the balance between annual cash and long-term, stock-based performance opportunities;

•	multiple performance factors tied to key measures of short-term and long- term performance that motivate sustained performance and are based on quantitative measures;

•	caps on the maximum payout for cash incentives;

•	stock ownership requirements for executives that encourage a long-term focus on performance;

•	an insider trading policy that prohibits hedging and pledging;

•	a clawback policy that applies to performance-based compensation; including stock-based awards; and

•	oversight by an independent compensation committee.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Carl R. Christenson, Chair

Mark A. Beck

Lakecia N. Gunter

Alejandro Quiroz Centeno

Livingston L. Satterthwaite

2023 Summary Compensation Table

The table below and related footnotes summarize the total compensation earned or paid in 2023, and, to the extent required by SEC disclosure rules, 2022 and 2021 for each individual who served as the Company’s CEO or CFO, each of the three most highly compensated executive officers other than individuals serving as CEO or CFO and one former executive officer. All amounts are paid in US Dollars, except for Mr. Uleman’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation, which were paid in Euros, as described further below.

Name and Principal Position	Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)

Eric D. Ashleman, Chief Executive Officer and President	2023 2022 2021	992,308 948,462 900,000		3,243,595 2,548,123 2,323,931	2,374,761 2,050,207 1,850,104	828,000 1,668,480 1,467,000	320,212 279,955 178,737	7,758,876 7,495,227 6,719,772

Abhishek Khandelwal, Senior Vice President and Chief Financial Officer(1)	2023	55,288	300,000	1,000,129	1,000,253	0	5,671	2,361,341

Lisa M. Anderson, Senior Vice President, General Counsel and Corporate Secretary	2023 2022	433,269 387,434		375,980 311,176	275,075 250,071	190,080 364,655	101,570 74,598	1,375,974 1,387,934

Roopa Unnikrishnan, Senior Vice President, Strategy and Corporate Development Executive(2)	2023	420,192		392,930	287,537	183,600	88,739	1,372,998

Melissa S. Flores, Senior Vice President and Chief Human Resources Officer	2023 2022 2021	420,192 395,192 366,442		342,080 280,646 204,179	250,151 225,147 162,615	183,600 379,200 353,771	99,427 94,598 61,574	1,295,450 1,374,783 1,148,581

Allison S. Lausas, Vice President, Chief Accounting Officer(1)	2023	403,769		672,046	125,227	146,700	55,636	1,403,378

William K. Grogan, Former Senior Vice President and Chief Financial Officer(1)	2023 2022 2021	439,038 570,192 546,250		1,024,699 839,589 847,653	750,149 675,025 675,150	0 681,375 672,375	132,911 146,530 111,780	2,346,797 2,912,711 2,853,208

Marc Uleman, Former Senior Vice President and Group Executive(2)	2023 2022	558,731 443,581		473,056 317,048	346,199 254,848	303,657 531,385	1,103,748 101,851	2,785,391 1,648,713

(1)

Mr. Khandelwal commenced employment with the Company on November 20, 2023. Ms. Lausas served as interim Chief Financial Officer from September 15, 2023 through November 19, 2023. Mr. Grogan served as the Company’s Senior Vice President and Chief Financial Officer through September 14, 2023.

(2)

Mr. Uleman ceased serving as Senior Vice President, Group Executive, Health & Science Technologies on September 11, 2023 and remained an advisor to the Company through December 31, 2023. Mr. Uleman’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation are paid in Euros and converted to US Dollars at a rate of EUR 1.00 to USD 1.0814, the average exchange rate in 2023.

(3)

Mr. Khandelwal received a cash sign-on award of $300,000 upon his appointment as Senior Vice President and Chief Financial Officer, which is subject to repayment if he leaves the Company or is terminated for cause prior to the 12-month anniversary of his start date.

(4)

Reflects the aggregate grant date fair value of restricted shares and PSUs for the year indicated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of those awards granted in 2023, see note 15 “Share-Based Compensation” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. For PSUs granted in 2023, the grant date fair value is based on the probable outcome of the related performance conditions which reflects the target level of performance. The grant date fair value of the PSUs granted in 2023 based on the maximum level of performance is as follows: Mr. Ashleman, $8,108,986; Ms. Anderson, $939,949; Ms. Unnikrishnan, $982,324; Ms. Flores, $855,200; Ms. Lausas, $427,600; Mr. Grogan, $2,561,746; and Mr. Uleman, $1,182,641. Mr. Grogan forfeited his 2023 PSU grant when he resigned from the Company effective September 15, 2023. Mr. Khandelwal did not receive a grant in PSUs in 2023. All shares of restricted stock are eligible for dividend payments when paid on Common Stock and, with respect to PSUs, cumulative dividend equivalents are paid based on actual number of shares delivered at the end of the performance period.
(5)

Reflects the aggregate grant date fair value of stock options for the year indicated in accordance with FASB ASC Topic 718. For a discussion of assumptions made in the valuation of stock options granted in 2023, see note 15 “Share-Based Compensation” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Mr. Grogan forfeited his 2023 stock option grant when he resigned from the Company effective September 15, 2023.

(6)

Reflects the annual cash bonus under the MICP. Mr. Grogan forfeited his bonus under the MICP when he resigned from the Company effective September 15, 2023. Mr. Khandelwal did not receive a bonus under the MICP in 2023.

(7)	Consists of the following for 2023:

Name	Company Contributions to the IDEX Corporation Savings Plan, and Accrued SERP Benefits ($)	Automotive, Supplemental Disability ($) (b)	Other Payments ($) (c)	Total ($)

Eric D. Ashleman	290,472	29,740		320,212

Abhishek Khandelwal	3,594	2,077		5,671

Lisa M. Anderson	79,793	21,777		101,570

Roopa Unnikrishnan	68,732	20,007		88,739

Melissa Flores	79,940	19,487		99,427

Allison S. Lausas	55,636			55,636

William K. Grogan	117,644	15,267		132,911

Marc Uleman(a)	39,577	15,721	1,048,450	1,103,748

(a)

Represents the annual contribution of €19,552 for Company-sponsored retirement benefits provided through an industry-wide, multiemployer plan plus €17,046 contributed to Mr. Uleman’s supplemental plan both converted to US Dollars at a rate of EUR 1.00 to USD 1.0814, the average exchange rate in 2023.

(b)	Consists of automotive and fuel allowance and supplemental disability premiums.
(c)

Represents cash payments for Mr. Uleman of €910,000 for severance payment, €17,919 per year, to offset the loss of benefit due to the cap on salary for retirement benefit purposes, and vacation pay of €41,600, converted to US Dollars at a rate of EUR 1.00 to USD 1.0814, the average exchange rate in 2023. For further information on Mr. Uleman’s severance payment please see Potential Payments upon Termination or Change in Control below.

Narrative to 2023 Summary Compensation

Table

Perquisites and Supplemental Disability

In addition to benefits generally available to all other U.S.-based non-union employees, the US NEOs receive an automotive and fuel allowance and participate in a supplemental long-term disability program. The supplemental disability benefit is in addition to the group long-term disability benefit generally available to all U.S.-based non-union employees. The group long-term disability plan provides an annual benefit of 60% of the first $300,000 of base salary, or an annual maximum benefit of $180,000 per year. For the US NEOs, the supplemental program provides an annual benefit of 60% of their base salary above $300,000, with a maximum supplemental benefit of $60,000 per year.

Retirement Benefits

The Company maintains a tax-qualified retirement plan for US employees, the IDEX Corporation Savings Plan, in which the US NEOs participate, which consists of a 401(k) with a prescribed matching contribution (401(k)) and a defined contribution portion (Defined Contribution).

Defined Contribution

The Defined Contribution portion of the IDEX Corporation Savings Plan is an ongoing tax-qualified “defined contribution” plan that provides contributions based on a participant’s compensation and a combination of the participant’s age and years of service as shown below:

Age + Years of Service	Company Contribution
Less than 40	3.5% of Eligible Compensation
40 but less than 55	4.0% of Eligible Compensation
55 but less than 70	4.5% of Eligible Compensation
70 or more	5.0% of Eligible Compensation

Under the plan, participants are entitled to receive the lump-sum value of their vested account at termination of employment subject to distribution rules under the law. Account balances are 100% vested after three years of service.

401(k)

The 401(k) is an ongoing tax-qualified “401(k)” plan that provides a matching contribution based on the employee’s contribution up to 8% of eligible compensation. The maximum matching contribution by the Company is 4% of eligible compensation. The matching contribution vests 20% for each year of service and is 100% vested after 5 years of service.

Benefits for Mr. Uleman

In addition to the benefits available to all employees locally at the Company’s entity in The Netherlands, before his departure, Mr. Uleman participated in a supplemental long-term disability program. The benefit is a coverage in case of long-term disability (period after 104 weeks of illness) that provides a guaranteed supplemental income in case of full disability.

Mr. Uleman also participated in the PME retirement plan, an industry-wide program available to all employees. Under the plan, participants are entitled to accrue a benefit of 1.815% of the eligible base salary per year of service as a lifelong annuity when they retire at the target retirement age of 68. The eligible base salary maximum is € 86,202 minus the offset of €16,322, for 2023.

The Company also contributed to an additional retirement benefit plan on behalf of Mr. Uleman, for salary above the € 86,202 maximum and up to € 128,810 for 2023. Under the plan, participants accumulate an account balance which must be used to purchase a lifelong annuity when they retire at the target retirement age of 68.

Mr. Uleman also received a cash payment of €17,919 per year, to offset the loss of retirement benefits due to the cap on salary for retirement benefit purposes, as included in the All Other Compensation column in the 2023 Summary Compensation Table.

2023 Grants of Plan-Based Awards

The following table provides information on plan-based awards for all NEOs for 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eric D. Ashleman	01/01/2023	57,500	1,150,000	2,300,000
	02/23/2023				3,508	10,525	26,313				3,243,595
	02/23/2023								39,065	225.69	2,374,761
Abhishek Khandelwal	11/20/2023							5,110			1,000,129
	11/20/2023								19,295	195.72	1,000,253
Lisa M. Anderson	01/01/2023	13,200	264,000	528,000
	02/23/2023				407	1,220	3,050				375,980
	02/23/2023								4,525	225.69	275,075
Roopa Unnikrishnan	01/01/2023	12,750	255,000	510,00
	02/23/2023				425	1,275	3,188				392,930
	02/23/2023								4,730	225.69	287,537
Melissa S. Flores	01/01/2023	12,750	255,000	510,00
	02/23/2023				370	1,110	2,775				342,080
	02/23/2023								4,115	225.69	250,151
Allison S. Lausas	01/01/2023	10,188	203,750	407,500
	02/23/2023				185	555	1,388				171,040
	02/23/2023								2,060	225.69	125,227
	08/29/2023							2,220			501,006
William K. Grogan	01/01/2023	24,400	488,000	976,000
	02/23/2023				1,108	3,325	8,313				1,024,699
	02/23/2023								12,340	225.69	750,149
Marc Uleman	01/01/2023	21,087	421,746	843,492
	02/23/2023				512	1,535	3,838				473,056
	02/23/2023								5,695	225.69	346,199

(1)

Amounts reflect payment levels under the MICP at a percentage of base salary for each executive and a Business Performance Factor of 0% for below threshold, 100% for target and 200% for maximum. See “Short-Term Incentives” under “Compensation Discussion and Analysis — 2023 Executive Compensation Program.” The amounts actually earned by the NEOs are reflected in the Non-Equity Incentive Plan Compensation column in the 2023 Summary Compensation Table. Mr. Uleman’s target bonus is denominated in Euros and converted to US Dollars at a rate of EUR 1.00 to USD 1.0814, the average exchange rate in 2023. In connection with his resignation, Mr. Grogan forfeited his 2023 MICP.

(2)

Reflects the range of the number of shares of Common Stock that could be issued pertaining to the PSUs awarded in 2023 under the Incentive Award Plan (IAP). The target number of PSUs is used to determine the grant date fair value for this award.

(3)	Reflects the number of shares of restricted stock awarded in 2023 under the IAP.
(4)	Reflects closing price of Common Stock on the grant date, which is the fair market value of the stock under the terms of the IAP.

(5)

Represents the grant date fair value of restricted stock awards, PSUs and stock options granted under the IAP to each NEO in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of those awards, see note 15 “Share-Based Compensation” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. For PSUs, the grant date fair value is based on the probable outcome of the related performance conditions which reflects the target level of performance. The grant date fair value of the PSUs granted in 2023 based on the maximum level of performance is as follows: Mr. Ashleman, $8,108,986; Ms. Anderson, $939,949; Ms. Unnikrishnan, $982,324; Ms. Flores, $855,200; Ms. Lausas, $427,600; Mr. Grogan, $2,561,746; and Mr. Uleman, $1,182,641. Mr. Grogan forfeited his 2023 PSU grant when he resigned from the Company effective September 15, 2023. Mr. Khandelwal did not receive a grant in PSUs in 2023. All shares of restricted stock are eligible for dividend payments when dividend payments are paid on Common Stock and, with respect to PSUs, cumulative dividend equivalents are paid based on actual number of shares delivered at the end of the performance period. For stock options, the actual value a NEO realizes from the stock option will depend on the difference between the market price of the underlying share at exercise and the exercise price of the stock option established at the time of the grant.

Narrative to 2023 Grants of Plan-Based Awards Table

Stock options awarded to the NEOs in 2023 had the following characteristics:

•	all are nonqualified stock options;

•	all have an exercise price equal to the closing price of Common Stock on the grant date;

•	all vest annually in equal amounts over a four-year period based on the NEO’s continued service;

•	all shares vest upon retirement if retirement eligible (defined as at least age 50, with a minimum of five years of service, and the NEO’s age plus years of service equals 70); and

•	all expire 10 years after the date of grant.

PSUs awarded to the NEOs in 2023 had the following characteristics:

•	all have an approximate three-year performance period with vesting based on relative TSR and the NEO’s continued service;

•

all shares vest upon retirement if the NEO is retirement eligible (defined as at least age 50, with a minimum of five years of service, and the NEO’s age plus years of service equals 70); but are paid out only based on the Company’s actual TSR as compared to the companies in the S&P 500 Index determined as of the last day of the performance period;

•	cumulative dividend equivalents are paid based on actual number of shares delivered at the end of the performance period; and

•	shares delivered upon vesting are subject to a one-year holding requirement.

Restricted stock awarded to the NEOs in 2023 had the following characteristics:

•	all shares cliff-vest three years after the grant date based on continued service;

•	all shares vest upon retirement if retirement eligible (defined as at least age 50, with a minimum of five years of service, and the NEO’s age plus years of service equals 70); and

•	all shares receive dividend payments in the same amount as dividends are paid on Common Stock as the time such dividends are paid.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table provides information on all PSU, restricted stock and stock option awards held by the NEOs as of December 31, 2023.

	Option Awards				Stock Awards

	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(2)	Market Value of Shares of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Name	Exercisable (#) (1)	Unexercisable (#) (1)
Eric D. Ashleman	15,385 18,710 20,615 19,118 23,978 12,339	- - 6,372 23,977 37,016 39,065	93.27 138.12 144.85 173.35 197.11 188.99 225.69	02/22/2027 02/22/2028 03/01/2029 02/21/2030 02/25/2031 02/24/2032 02/23/2033	-	-	19,350	4,201,079
Abhishek Khandelwal		19,295	195.72	11/20/2033	5,110	1,109,432
Lisa M. Anderson	385 825 935 1,155 1,038 1,505	- - 385 1,037 4,515 4,525	93.27 138.12 144.85 173.35 197.11 188.99 225.69	02/22/2027 02/22/2028 03/01/2029 02/21/2030 02/25/2031 02/24/2032 02/23/2033			1,944	422,062
Roopa Unnikrishnan	1,146	3,439 4,730	198.47 225.69	03/21/2032 02/23/2033			1,303	282,894
Melissa S. Flores	820 1,565 1,065 865 1,166 2,108 1,355	- - 389 2,107 4,065 4,115	74.74 93.27 138.12 144.85 173.35 197.11 188.99 225.69	02/19/2026 02/22/2027 02/22/2028 03/01/2029 02/21/2030 02/25/2031 02/24/2032 02/23/2033			2,013	437,042
Allison S. Lausas	2,540 603	2,540 1,807 2,060	226.43 188.99 225.69	08/25/2031 02/24/2032 02/23/2033	3,195	693,666	684	148,503
Marc Uleman	1,075 3,220 4,675 5,018 3,265 1,534	- - 1,672 3,265 4,601 5,695	93.27 138.12 144.85 173.35 197.11 188.99 225.69	02/22/2027 02/22/2028 03/01/2029 02/21/2030 02/25/2031 02/24/2032 02/23/2033	-	-	2,472	536,696

(1)

All options expire on the 10th anniversary of the grant date and vest 25% per year on the anniversary of the grant date. As discussed in “Potential Payments upon Termination or Change in Control”, all stock options vest 100% upon a qualifying termination of employment following a change in control.

(2)

The following table sets forth grant and vesting information for the outstanding restricted stock awards for Mr. Khandelwal and Ms. Lausas, the only NEOs who hold outstanding restricted stock awards. The award will vest 100% upon a qualifying termination of employment following a change in control.

	Grant Date	# Shares	100% Vesting
Abhishek Khandelwal	11/20/2023	5,110	11/20/2026
Allison S. Lausas	08/25/2021 08/29/2023	995 2,200	08/25/2024 08/29/2026

(3)	Determined based on the closing price of the Company’s Common Stock on December 29, 2023, of $217.11.
(4)

Represents the number and value of outstanding PSU awards based on performance as of December 31, 2023, as set forth in the following table. Actual number of shares delivered upon vesting will be based on performance through January 31, 2024, for the PSU award granted in 2021; performance through January 31, 2025, for the PSU award granted in 2022; and performance through January 31, 2026, for the PSU award granted in 2023. The 2021 PSU awards are disclosed at 57% of the target; the 2022 PSU awards are disclosed at 129% of the target; and the 2023 PSU awards are disclosed at 0% of the target, all based on performance through December 31, 2023, and at a closing price of $217.11 on December 29, 2023.

	Grant Date	Number of PSUs at Target (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting
Eric D. Ashleman	02/25/2021	9,390	1,162,190	Award vests on 01/31/2024
	02/24/2022	10,850	3,038,889	Award vests on 01/31/2025
	02/23/2023	10,525	0	Award vests on 01/31/2026
Lisa M. Anderson	02/25/2021	410	50,804	Award vests on 01/31/2024
	02/24/2022	1,325	371,258	Award vests on 01/31/2025
	02/23/2023	1,220	0	Award vests on 01/31/2026
Roopa Unnikrishnan	02/24/2022	1,010	282,894	Award vests on 01/31/2025
	02/23/2023	1,275	0	Award vests on 01/31/2026
Melissa S. Flores	02/25/2021	825	102,259	Award vests on 01/31/2024
	02/24/2022	1,195	334,784	Award vests on 01/31/2025
	02/23/2023	1,110	0	Award vests on 01/31/2026
Allison S. Lausas	02/24/2022	530	148,503	Award vests on 01/31/2025
	02/23/2023	555	0	Award vests on 01/31/2026
Marc Uleman	02/25/2021	1,280	158,490	Award vests on 01/31/2024
	02/24/2022	1,350	378,206	Award vests on 01/31/2025
	02/23/2023	1,535	0	Award vests on 01/31/2026

2023 Option Exercises and Stock Vested

The following table provides information on stock option exercises and stock vesting for all NEOs in 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Eric D. Ashleman			8,737	2,018,247
Lisa M. Anderson			833	192,423
Melissa S. Flores	-	-	847	195,657
William K. Grogan	101,539	7,614,858	5,995	1,384,845
Marc Uleman	-	-	2,293	529,683

(1)	Calculated based on the difference between the closing price of Common Stock on the date of exercise and the exercise price.
(2)

Calculated based on the closing price of Common Stock on the release date. For 2020 PSUs vesting on January 31, 2023, after the end of the performance period with a release price of $231.00 and a multiplier of 173% due to IDEX’s TSR performance at the 65th percentile as compared to companies in the S&P 500 Index, Mr. Ashleman had 8,737 shares vest, Ms. Anderson had 528 shares vest, Ms. Flores had 537 shares vest, Mr. Grogan had 5,995 shares vest and Mr. Uleman had 2,293 shares vest. For restricted shares vesting on February 21, 2023, Ms. Anderson had 305 shares vest and Ms. Flores had 310 shares vest.

Nonqualified Deferred Compensation at 2023 Fiscal Year End

The Supplemental Executive Retirement and Deferred Compensation Plan (SERP) is an unfunded, nonqualified plan designed to provide supplemental executive retirement benefits. The following table provides information related to the benefits payable to each NEO under the defined contribution portion of the SERP, which is the Company’s only defined contribution nonqualified deferred compensation plan:

Name (1)	Executive Contributions in Last Fiscal Year ($) (2)	Registrant Contributions in Last Fiscal Year ($) (3)	Aggregate Earnings in Last Fiscal Year ($) (4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (5)
Eric D. Ashleman	-	264,937	287,597	10,867	1,925,348
Abhishek Khandelwal	-	885	0	0	885
Lisa M. Anderson	-	55,343	1,713	1,684	131,469
Roopa Unnikrishnan		47,282	560		51,269
Melissa Flores		55,490	2,102	1,702	156,503
Allison Lausas		32,380	524		46,227
William K. Grogan	-	91,544	131,737	4,320	757,975

(1)	Mr. Uleman is located in The Netherlands and was not eligible for the SERP.
(2)	None of the NEOs contributed to the SERP in 2023.
(3)	Amounts are reflected in All Other Compensation column of the “2023 Summary Compensation Table.”
(4)

None of the amounts reported in this column are reported in the “2023 Summary Compensation Table” because the Company does not pay guaranteed, above-market or preferential earnings on deferred compensation under the SERP.

(5)

The following amounts have been previously reported as “All Other Compensation” in the Summary Compensation Table for prior years: Mr. Ashleman, $954,976; Ms. Anderson, $34,725, Ms. Flores, $23,609, and Mr. Grogan, $447,811.

Narrative to Nonqualified Deferred

Compensation at 2023 Fiscal Year End Table

Supplemental Executive Retirement and Deferred Compensation Plan

Eligible employees may defer until a future date payment of all or any portion of their annual salary or bonus under the SERP. Deferral elections may be made annually. These amounts are fully vested. The Company also contributes to an eligible employee’s account additional amounts, as described below, that are fully vested after the employee has completed three years of service.

The Company contributes an amount equal to 4% of the eligible employee’s compensation up to the IRS limit on compensation reduced by the amount of any Company matching contribution that is made to the 401(k) Plan. Additionally, the Company makes annual contributions to the accounts of eligible employees based on the employee’s compensation above the IRS limit on compensation in the Defined Contribution Plan, determined based on the following table:

Sum of Participant’s Age Plus Years of Service	Contribution Percentage
Less than 40	7.5
40 but less than 55	8.0
55 but less than 70	8.5
70 or more	9.0

Certain eligible employees designated by the Compensation Committee, including the NEOs, also receive an additional contribution equal to 2% of the employee’s compensation.

Deferred Compensation Account

All amounts deferred are recorded in a memorandum account for each employee and are credited or debited with earnings or losses as if such amounts had been invested in either an interest-bearing account or receive an investment return as if the funds were invested in certain mutual funds, as selected by the employee. The deferred compensation credited to the interest-bearing account is adjusted on at least a quarterly basis with hypothetical earnings equal to the lesser of the Barclays Capital Long Term Bond AAA — Corporate Bond Index as of the first business day in November of the calendar year preceding the year for which the earnings are to be credited or 120% of the long-term applicable Federal rate as of the first business day in November. The memorandum accounts are not funded, and the right to receive future payments of amounts recorded in these accounts is an unsecured claim against the Company’s general assets.

The deferred compensation account amounts are payable upon separation of service within the meaning of IRC Section 409A; however, no benefits are payable prior to the date that is six months after the date of separation of service, or the date of death of the employee, if earlier. Account balances will be paid either in a single lump sum or in up to ten substantially equal annual installments, as elected by the employee at the time he or she first becomes eligible for the SERP.

Prior to separation from service, amounts may be paid only upon the occurrence of an unforeseeable emergency, within the meaning of IRC Section 409A. On the occurrence of a change in control event within the meaning of IRC Section 409A, all amounts become vested and are distributed at that time in a single lump-sum payment.

Potential Payments upon Termination or

Change in Control

Messrs. Ashleman and Khandelwal, and Mss. Anderson, Flores, and Unnikrishnan

The Company has entered into letter agreements with Messrs. Ashleman and Khandelwal and Mss. Anderson, Flores and Unnikrishnan, providing for (a) severance pay in an amount equal to two times the sum of the executive’s annual base salary and target MICP bonus in the event of an involuntary termination within two years following a change in control, payable over the 24-month period following termination and (b) severance pay in an amount equal to the sum of one year of salary and target MICP bonus in the event of an involuntary termination without cause other than in connection with a change in control, in exchange for a signed release.

Mr. Uleman

As previously reported, Mr. Uleman’s position was eliminated effective September 11, 2023, with Mr. Uleman remaining an employee of the Company through December 31, 2023. Pursuant to Mr. Uleman’s settlement agreement, subject to his compliance with the terms of the settlement agreement, Mr. Uleman received a payment equal to his contractual severance of EUR 910,000, less applicable taxes and withholdings. In addition, Mr. Uleman is eligible to receive six months of outplacement services and up to EUR 2,000 for legal advice and remained eligible for a MICP payment based on actual performance. In addition, Mr. Uleman satisfied the requirements for retirement status and his awards were vested upon his retirement effective December 31, 2023.

Mr. Grogan

Mr. Grogan resigned from the Company effective September 15, 2023, and did not receive any payments or benefits associated with his termination, although he remained eligible to receive his vested SERP benefit, as described above in “Nonqualified Deferred Compensation at 2023 Fiscal Year End.”

Equity Awards

The IAP provides that if a change in control occurs, then each outstanding award will continue in effect, or be assumed or an equivalent award substituted by the Company’s successor; provided, that if the grantee incurs a termination of service without cause or for good reason (each as defined in the IAP) within 24 months following such change in control, the awards will become fully exercisable and all forfeiture restrictions will lapse. If an outstanding award is not assumed or substituted upon a change in control or if, following a change in control, neither the Company nor its successor has equity securities that are readily tradable on a regulated securities exchange, then the awards will vest in full. Mr. Ashleman has achieved the requirements for retirement status and his awards will be vested upon his retirement from the company.

2021, 2022 and 2023 PSU Grants

Notwithstanding the foregoing, the award agreements for PSUs granted in 2021, 2022 and 2023 provide that if a change in control occurs, the grantee will receive a cash payment in respect of such PSUs valued based on the actual level of achievement of the performance goals against target measured as of the date of the change in control, including dividend equivalents earned up to the change in control, with such value adjusted to the date of payment to reflect hypothetical earnings (equal to the lesser of the Barclays Long Aaa U.S. Corporate Index or 120% of the applicable federal long-term rate, in each case, determined as of the first business day of November of the calendar year preceding the change in control and compounded) for the period between such change in control and the date of payment. The cash payment will be paid as soon as practicable following the earliest to occur of the following events: (i) if, as of the time of the change in control, the grantee is eligible for retirement, as of the date of the change in control, (ii) as of the date the grantee first becomes eligible for retirement following the change in control if that date occurs prior to the end of the performance period, (iii) if the grantee’s service is terminated by the Company without cause or by the grantee for good reason and the date of termination occurs (or the event giving rise to good reason occurs), in each case, within 24 months following the change in control, on the date of such termination, (iv) if the grantee remains employed through the end of the applicable performance period, as of the end of the applicable performance period, or (v) if the grantee’s employment is terminated due to death or disability prior to the end of the performance period, as of the date of death or disability.

Termination due to Death, Disability or Retirement

The award agreements for stock options and restricted stock awards provide that if the grantee’s service is terminated by reason of death, disability or retirement, the award will become fully vested and exercisable. The award agreements for the 2021, 2022 and 2023 PSU grants provide that if the grantee’s service is terminated by reason of death, disability or retirement, the PSUs and any dividend equivalents thereon will become fully vested and earned based on the actual level of achievement of the performance goals against target measured through the end of the performance period. Mr. Ashleman satisfied the retirement vesting conditions as of December 31, 2023.

SERP

Pursuant to the SERP, if a change in control occurs then not later than the closing date for the change in control event the amount credited to each participant’s deferred compensation account shall be distributed in one lump sum.

Quantification of Termination Payments and Benefits — Change in Control

The following tables set forth the amount each NEO (excluding Messrs. Grogan and Uleman,

who departed the Company before this proxy statement was filed, and Ms. Lausas due to the temporary nature of her role as interim Chief Financial Officer and who is only eligible for severance benefits as provided under the Company’s severance practices) would receive in the event of a termination of employment, as severance or as a result of accelerated vesting if his or her employment was terminated without cause or for good reason, or for disability or death, upon a change in control or in connection with a termination of employment following a change in control, using the following assumptions:

•	change in control and/or termination of employment on December 31, 2023;

•	accelerated vesting of options and restricted stock, and exercise of all accelerated vested options based on the closing market price of $217.11 per share of Common Stock on December 29, 2023;

•	accelerated vesting of PSUs and payment of cumulative dividend equivalents as valued based on performance as of December 31, 2023; and

•	accelerated vesting of benefits under the SERP, paid in a lump sum.

All potential termination payments set forth in the tables below reflect full payments under the potential scenarios and do not reflect any reductions that could occur if the payment is subject to excise tax under Section 280G of the Internal Revenue Code.

Change in Control and Termination Payments and Benefits for Eric D. Ashleman

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)(2)	Disability, Death or Retirement ($)	Change in Control ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change in Control ($)
Cash Severance	2,150,000	-	-	4,300,000
Unvested Options	1,799,269	1,799,269	-	1,799,269
Unvested PSUs (1)	4,344,449	4,344,449	-	4,296,233
SERP	1,925,348	1,925,348	1,925,348	1,925,348
Total	10,219,066	8,069,066	1,925,348	12,320,850

Change in Control and Termination Payments and Benefits for Abhishek Khandelwal

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)	Disability or Death ($)	Change in Control ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change in Control ($)
Cash Severance	1,006,250	-	-	2,012,500
Unvested Restricted Stock	-	1,109,432	-	1,109,432
Unvested Options	-	412,720	-	412,720
SERP	885	885	885	885
Total	1,007,135	1,523,037	885	3,535,537

Change in Control and Termination Payments and Benefits for Lisa M. Anderson

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)	Disability or Death ($)	Change in Control ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change in Control ($)
Cash Severance	704,000	-	-	1,408,000
Unvested Options	-	164,549	-	164,549
Unvested PSUs (1)	-	436,587	-	430,965
SERP	131,469	131,469	131,469	131,469
Total	835,469	732,605	131,469	2,134,983

Change in Control and Termination Payments and Benefits for Roopa Unnikrishnan

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)	Disability or Death ($)	Change in Control ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change in Control ($)
Cash Severance	680,000	-	-	1,360,000
Unvested Options	-	64,103	-	64,103
Unvested PSUs (1)	-	292,693	-	288,523
SERP		51,269	51,269	51,269
Total	680,000	408,065	51,269	1,763,895

Change in Control and Termination Payments and Benefits for Melissa S. Flores

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)	Disability or Death ($)	Change in Control ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change in Control ($)
Cash Severance	680,000	-	-	1,360,000
Unvested Options	-	173,470	-	173,470
Unvested PSUs (1)	-	451,992	-	446,756
SERP	156,503	156,503	156,503	156,503
Total	836,503	781,965	156,503	2,136,729

(1)

In the event of a termination for disability, death, or retirement, PSU grants and cumulative dividend equivalents will generally become fully vested at the end of the applicable performance period. For purposes of the termination payment calculation, PSU grants have been valued based on performance as of December 31, 2023.

(2)	Mr. Ashleman’s Involuntary Not for Cause Termination includes the value of Unvested Options and Unvested Performance Shares, as Mr. Ashleman has satisfied the retirement eligibility requirements.

CEO and Median Employee Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals. We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance stockholder value. We are committed to providing market-competitive compensation and to internal pay equity.

Methodology for Identifying the Median Employee

The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in 2023 to that of the median employee for the same period. We used December 31, 2023 as the date to determine our median employee. Approximately 340 employees from the Iridian Spectral Technologies and STC Material Solutions businesses were excluded from the calculation due to acquisition by the Company in 2023. To determine our median employee, the Company used total annual cash compensation (salary/ hourly earnings, commissions, bonuses paid, and allowances/fixed payments) as of December 31, 2023 as cash compensation represents the principal form of compensation delivered to all of our employees and is readily available in each country.

Under the Item 402(u)(4)(ii) (“de minimis”) exemption, the Company may exclude non-U.S. employees up to a 5% threshold when identifying the median employee. In determining such median employee, the Company excluded 232 employees from the following jurisdictions, comprising less than 5% of the 8,249 total Company population (with number of employees):

Australia (25)	France (7)	Poland (39)	Spain (20)
Austria (48)	Ireland (20)	Saudi Arabia (5)	United Arab Emirates (15)
Belgium (16)	Korea (3)	Singapore (21)
Brazil (7)	Mexico (4)	South Africa (2)

The 8,017 employees who were included in identifying the median employee are located in the following countries:

Canada	India	Sweden	United Kingdom
China	Italy	Switzerland	United States of America
Germany	Japan	The Netherlands

Pay Ratio

After identifying the median employee based on actual cash compensation, we calculated annual total compensation for such employee consistent with the same methodology we use for our NEOs as set forth in the 2023 Summary Compensation Table. The annual total compensation of the CEO is $7,758,876 The median of the annual total compensation of all employees, except the CEO is $67,128. The pay ratio is 116:1.

Pay Versus Performance
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules:

	Summary Compensation Table Total for Eric D. Ashleman (PEO) ($)(2)	Compensation Actually Paid to Eric D. Ashleman (PEO) ($)(3)	Summary Compensation Table Total for Andrew K. Silvernail (PEO) ($)(2)	Compensation Actually Paid to Andrew K. Silvernail (PEO) ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($000,000)	Adjusted EBITDA ($000,000) (6)
Year (1)							TSR ($)	Peer Group TSR ($)(5)
2023	7,758,876	2,066,071	N/A	N/A	1,848,761	655,908	132	174	596.1	899.6
2022	7,495,227	11,439,171	N/A	N/A	2,396,496	2,058,991	137	132	586.9	884.2
2021	6,719,772	9,849,418	N/A	N/A	1,743,998	2,463,917	140	150	449.4	765.4
2020	3,407,839	5,952,238	8,890,861	(14,813,422)	1,709,129	2,782,284	117	116	377.8	622.9

(1)	The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:

•
2023:
Mr. Ashleman
served as the PEO for the entirety of 2023. The Company’s other NEOs for 2023 were: Abhishek Khandelwal, Lisa M. Anderson, Roopa Unnikrishnan, Melissa S. Flores, Allison S. Lausas, William K. Grogan; and Marc Uleman.

•	2022: Mr. Ashleman served as the PEO for the entirety of 2022. The Company’s other NEOs for 2022 were: William K. Grogan; Melissa Aquino; Marc Uleman; and Lisa M. Anderson.

•	2021: Mr. Ashleman served as the PEO for the entirety of 2021. The Company’s other NEOs for 2021 were: William K. Grogan; Denise R. Cade; Melissa S. Flores; Daniel J. Salliotte; and Michael J. Yates.

•
2020: Mr. Ashleman was appointed PEO effective December 15, 2020, and
Mr. Silvernail
served as PEO prior to Mr. Ashleman’s appointment. The Company’s other NEOs for 2020 were: William K. Grogan; Denise R. Cade; Jeffrey D. Bucklew; and Daniel J. Salliotte.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the NEO served as PEO in the case of Messrs. Ashleman and Silvernail and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s other NEOs reported for the applicable year.

(3)
To calculate the compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. Ashleman and Silvernail and for the average of the other NEOs is set forth following the footnotes to this table.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
The TSR Peer Group consists of the S&P 400 Midcap Industrials Sector Index, an independently prepared index (and which is used for the Company’s stock performance chart in the Annual Report on Form 10-K for the year ended December 31, 2023).

(6)
As noted in “Compensation Discussion and Analysis,” the Compensation Committee selected Adjusted EBITDA as a key metric for evaluating and rewarding management’s performance in the 2023 incentive program design. This measure is used to determine the payout of 40% of the 2023 MICP awards. Adjusted EBITDA is a non-GAAP financial measure and is calculated based on the Company’s earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of acquisitions and divestitures and actual capital expenditures. A reconciliation from GAAP to non-GAAP financial measures and other related information is included in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

6
0

The following tables sets forth the detailed calculation from SCT Total to Compensation Actually Paid for the PEOs and NEOs:

	Eric D. Ashleman
Prior FYE	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Current FYE	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Fiscal Year	2020	2021	2022	2023
SCT Total	$3,407,839	$6,719,772	$7,495,227	$7,758,876
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($2,006,979)	($4,174,035)	($4,598,330)	($5,618,356)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,659,808	$6,194,944	$8,424,336	$4,453,992
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,362,544	$1,050,803	$865,977	($4,529,994)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$443,050	$21,243	($916,830)	($93,950)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	$0
+ Value of Dividends Earned on Stock Awards in the Covered Fiscal Year, Prior to Vesting	$85,976	$36,691	$168,791	$95,503
Compensation Actually Paid	$5,952,238	$9,849,418	$11,439,171	$2,066,071

Andrew K. Silvernail
Prior FYE	12/31/2019
Current FYE	12/31/2020
Fiscal Year	2020
SCT Total	$8,890,861
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($6,277,937)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$0
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($295,496)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($17,130,850)
+ Value of Dividends Earned on Stock Awards in the Covered Fiscal Year, Prior to Vesting	$0
Compensation Actually Paid	($14,813,422)

6
1

	Non-PEO NEOs
Prior FYE	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Current FYE	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Fiscal Year	2020	2021	2022	2023
SCT Total	$1,709,129	$1,743,998	$2,396,496	$1,848,761
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($853,306)	($727,995)	($1,537,000)	($1,045,073)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,130,856	$1,080,430	$1,212,682	$763,785
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$548,525	$359,737	$166,194	($242,297)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$225,012	($2,016)	($209,489)	($10,109)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	($665,779)
+ Value of Dividends Earned on Stock Awards in the Covered Fiscal Year, Prior to Vesting	$22,068	$9,763	$30,108	$6,620
Compensation Actually Paid	$2,782,284	$2,463,917	$2,058,991	$655,908
Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our MICP and our PSUs. Given the leverage of our compensation program towards equity awards, the “Compensation Actually Paid” is most directly impacted by our stock price performance and aligned with shareholder value creation.

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The following charts provide a description of the relationship between the compensation actually paid (CAP) to the PEOs and non-PEO NEOs and respective metrics. Mr. Ashleman’s CAP as PEO is used below for all four years. We excluded Mr. Silvernail’s 2020 CAP from the charts below as his 2020 CAP, the only year he was an NEO for purposes of this disclosure, was ($14,813,422) due to the forfeiture of his outstanding equity awards in the year of his separation. Accordingly, because Mr. Silvernail’s CAP is primarily based on the forfeiture of his equity awards rather than Company performance, his CAP is not aligned with the performance metrics included in the charts below.

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Tabular List of Financial Performance Measures
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023. In addition to these metrics, the Company’s MICP includes performance goals relating to Sustainability initiatives in order to emphasize those initiatives as priorities throughout the organization. Please see the “Compensation Discussion and Analysis” for a further description of the metrics used in the Company’s executive compensation program.

1.	Total Shareholder Return

2.	Relative TSR percentile ranking as compared to companies in the S&P 500 Index

3.	Adjusted EBITDA

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Our Board of Directors recommends that you vote FOR the approval of the Company’s executive compensation

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are soliciting a non-binding advisory vote (say-on-pay) on the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure set forth in this Proxy Statement, as required under Section 14A of the Securities Exchange Act of 1934, as amended.

The Company maintains a balanced approach to executive compensation with a mix of both cash and non-cash awards and short- and long-term incentives, with total direct compensation targeted within a range that includes market median for comparable positions at companies viewed as comparable to the Company. Where an individual executive’s target compensation is positioned within the competitive range is based on the individual factors listed in the Compensation Discussion and Analysis. Actual compensation in any given year should and does vary from target based on Company and individual performance. In this way, the Company motivates and rewards both vital short-term performance and long-term value creation. The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in this Proxy Statement.

Because the vote is advisory, it will not be binding on the Company. However, the Compensation Committee will consider the outcome of the vote in determining future compensation policies and decisions. Consistent with the preferences expressed by our stockholders in agreement with our Board, our stockholders are given an opportunity to cast an advisory vote on this topic annually.

Our Board of Directors recommends that you vote FOR the approval of the IDEX Corporation 2024 Incentive Award Plan

PROPOSAL 3 — APPROVAL OF THE IDEX CORPORATION 2024 INCENTIVE AWARD PLAN

On February 21, 2024, the Board approved the IDEX Corporation 2024 Incentive Award Plan (the 2024 Plan), subject to approval by our stockholders. The 2024 Plan will replace the Second Amended and Restated IDEX Corporation Incentive Award Plan (the Prior Plan). If the 2024 Plan is approved, no awards will be granted under Prior Plan after the 2024 Plan becomes effective. As of March 12, 2024, there were 1,373,630 shares of Common Stock that remained available for future issuances under the Prior Plan (assuming outstanding performance awards are counted at the target vesting level), and which will terminate and cease to be available for future grants if the 2024 Plan is approved by our stockholders.

If the 2024 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. If the 2024 Plan is not adopted by our stockholders, the Company will continue to operate the Prior Plan pursuant to its current provisions and until its April 8, 2025 expiration date. In the event the 2024 Plan is not approved, we may be required to increase the cash component of our compensation mix which would inhibit our ability to align our executives’ interests with the interests of our stockholders, to recruit and retain new executives, key employees and non-employee directors, and to motivate our current executives and key employees over a long-term horizon.

Equity Grant Practices

Outstanding Equity Awards

As of March 12, 2024, there were approximately 197,476 full value awards (that is, awards other than stock options, stock appreciation rights, or any other awards for which a participant pays the intrinsic value existing as of the date of grant (a Full Value Award), and with performance-based awards counted assuming the maximum vesting level) issued and outstanding and approximately 1,103,818 stock options outstanding under the Prior Plan.

As of that date, the weighted average exercise price of our outstanding stock options was $189.95, and the weighted average remaining contractual term for the outstanding stock options was 7.14 years. As noted above, as of March 12, 2024, 1,373,630 shares of Common Stock remained available for issuance under the Prior Plan.

Dilution

Annual dilution from our equity compensation program is measured as the total number of shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total shares outstanding at the end of the year. Annual dilution from our equity compensation program for fiscal year 2023 was 0.38%. Overhang is another measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of March 12, 2024, our overhang was 3.53%. As of March 12, 2024, the 9,900,000 shares being requested under the 2024 Plan would bring our aggregate overhang to approximately 14.78%. Overhang percentages are based on approximately 75,764,134 shares of Common Stock outstanding as of March 12, 2024.

Burn Rate

Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of stockholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. The Company’s burn rate for the past three fiscal years has been as follows:

Year	Options Granted	Full Value Awards			Options + Full Value Awards	Weighted Average Number of Ordinary Shares Outstanding	Burn Rate
		Restricted Stock Awards Granted	Restricted Stock Units/ Restricted Shares Granted	Performance Stock Units Earned*
2023	246,195	36,179	13,705	30,849	326,928	75,600,000	0.43%
2022	288,855	38,811	14,165	42,244	384,075	75,700,000	0.51%
2021	279,785	28,220	11,310	48,223	367,538	76,000,000	0.48%

*	PSUs are shown based on the number earned. The Company granted 27,750, 31,030, and 28,720 PSUs (at target) in 2023, 2022, and 2021, respectively.

Our three-year average Burn Rate is 0.47%.

Certain Features of the 2024 Plan

The following features of the 2024 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2024 Plan and our stockholders’ interests:

•

Awards will be subject to a one-year minimum vesting period, subject to limited exceptions set forth in the 2024 Plan as described below and the Plan Committee’s (as defined below) ability to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the Award Agreement or otherwise;

•	No discounting of stock options or stock appreciation rights;

•	Fungible share pool accounting with a 3.75:1 ratio for full-value awards;

•	No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval;

•	No dividend equivalents on stock options or stock appreciation rights;

•	No dividends or dividend equivalents paid on unearned awards;

•	Prohibition of the recycling of shares used to pay the exercise price or taxes with respect to stock options and stock appreciation rights;

•	Annual non-employee director compensation limit, which cannot be amended without stockholder approval; and

•	No liberal definition of “change in control.”

Purposes of the 2024 Plan

Equity-based compensation is a significant component of our compensation program and the 2024 Plan is intended to serve the following purposes:

•

Promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, and consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders; and

•

Provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Under the 2024 Plan, the Company may grant:

•	Non-qualified stock options;

•	Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);

•	Stock appreciation right awards (SARs);

•	Restricted stock awards, deferred stock awards, restricted stock unit awards and stock payment awards (collectively, Stock Awards);

•	Performance share awards, performance stock unit awards, and performance awards; and

•	Dividend equivalents awards.

Description of the 2024 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.

Administration

The 2024 Plan will be administered by the Compensation Committee of the Board (the Plan Committee), consisting of three or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” within the meaning of the rules of NYSE. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Plan Committee under the 2024 Plan.

Subject to the express provisions of the 2024 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the 2024 Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2024 Plan and to decide questions of interpretation or application of any provision of the 2024 Plan. The Plan Committee may take any action to accelerate, lapse or waive any forfeiture or exercisability restrictions with respect to an award.

The Plan Committee may delegate some or all of its power and authority under the 2024 Plan to the Board, a committee of one or more members of the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Available Shares

Under the 2024 Plan, the number of shares of Common Stock initially available for all awards, other than substitute awards granted in connection with a corporate transaction, will be 9,900,000 shares, reduced by the number of shares of Common Stock granted under the Prior Plan on or after March 12, 2024 and prior to the effective date of the 2024 Plan; provided, however, that such aggregate number of shares of Common Stock available for issuance under the 2024 Plan will be reduced by 3.75 shares for each share of Common Stock delivered in settlement of any Full Value Award granted after the effective date of the 2024 Plan. The maximum number of shares that may be delivered upon exercise of Incentive Stock Options equals 9,900,000.

The available shares under the 2024 Plan are subject to adjustment in the event of any equity restructuring that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend. On the record date of March 12, 2024, the closing sales price per share of our Common Stock as reported on the NYSE was $240.76.

To the extent any shares of Common Stock subject to an outstanding award under the 2024 Plan or the Prior Plan that is not a Full Value Award are forfeited or expire or such award is settled for cash (in whole or in part), then such shares of Common Stock will again be available under the 2024 Plan. To the extent that a Full Value Award granted under the 2024 Plan or Prior Plan is forfeited, expires or is settled for cash (in whole or in part), then the shares of Common Stock available under the 2024 Plan will be increased by 3.75 shares of Common Stock subject to any Full Value Award granted under the Prior Plan or the 2024 Plan.

The following shares of Common Stock will not again be available for issuance under the 2024 Plan: (i) shares of Common Stock tendered by a participant or withheld by the Company in payment of the exercise price of a stock option; (ii) shares of Common Stock tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award; (iii) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (iv) shares of Common Stock purchased on the open market with the cash proceeds from the exercise of stock options.

Change in Control

Except as may otherwise be provided in any applicable award agreement or any other written agreement entered into by and between the Company and a participant, if a change in control occurs, each outstanding award will continue in effect, or be assumed or an equivalent award will be substituted by the successor or a parent or subsidiary of a successor (with appropriate adjustments in accordance with the adjustment provisions set forth in the 2024 Plan). With respect to such assumed awards, if a participant has a termination of employment or service, without cause or for good reason, determined in accordance with the 2024 Plan, upon or within twenty-four months following such change in control, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse, based on the level specified in the applicable award agreement with respect to performance-based awards and, in the case of stock options or SARs, participants shall be able to exercise such stock option or SAR until the earlier of (i) one year following such termination of employment or service or (ii) the expiration date of such stock option or SAR.

Except as may otherwise be provided in any applicable award agreement or any other written agreement entered into by and between the Company and a participant, in the event of a change in control in which the successor in a change in control refuses to assume or substitute for the award, or following the change in control neither the Company, any successor thereto, nor any ultimate parent thereof will have equity securities that are readily tradable on a regulated securities exchange, then upon the change in control all awards outstanding under the 2024 Plan will automatically be fully vested and the holder thereof will be entitled to receive, as determined by the Board as constituted prior to the change in control, (i) an amount of cash or other property or (ii) if the Company, the successor company or any ultimate parent has equity securities that are readily tradeable on a regulated securities exchange and with the consent of the successor, shares of capital stock of the Company or the corporation resulting from or succeeding to the business of the Company pursuant to such change in control, or a parent corporation thereof, in each case, having a fair market value equal to the amount that could have been attained upon the exercise or other payment of such award, with performance measures based on the level specified in the applicable award agreement with respect to performance-based awards.

The 2024 Plan also provides that in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, provide that (i) some or all outstanding stock options and SARs will become exercisable in full or in part, (ii) the restriction period applicable to some or all outstanding awards will lapse in full or in part, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, or other property be substituted for some or all of the shares of Common Stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash, other property and shares.

Under the terms of the 2024 Plan, a change in control is generally defined as (i) certain acquisitions of more than 30% of the Company’s then outstanding voting securities, (ii) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board over a 24-month period, (iii) the consummation of certain mergers, consolidations, reorganizations or similar corporate transactions involving the Company or the consummation of a sale of all or substantially all of the Company’s assets or (iv) stockholder approval of a complete liquidation or dissolution of the Company.

No Repricing

The Plan Committee may not, without the approval of stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such stock option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a change in control or pursuant to the 2024 Plan’s adjustment provisions.

Clawback of Awards

Awards granted under the 2024 Plan (including any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of any award or upon the receipt or resale of any Common Stock underlying the award) will be subject to the provisions of any clawback policy implemented by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable award agreement, including, to the extent applicable to the participant, the Company’s Policy on Recoupment of Incentive Compensation and the Company’s Improper Conduct Clawback Policy.

Effective Date, Termination and Amendment

The 2024 Plan will become effective as of the date of stockholder approval and will terminate as of the first annual meeting to occur on or after the tenth anniversary of the date of such stockholder approval, unless earlier terminated by the Board. The Board may amend the 2024 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of NYSE, and provided that no amendment may be made that (i) seeks to modify the non-employee director compensation limit or the prohibition on repricing of stock options and SARs under the 2024 Plan without stockholder approval or (ii) materially impairs the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2024 Plan will consist of such officers, other employees, non-employee directors, consultants, and advisers of the Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee in its sole discretion. However, options which are intended to qualify as incentive stock options may only be granted to employees. As of March 12, 2024, approximately 8,800 employees and nine non-employee directors would be eligible to participate in the 2024 Plan if selected by the Plan Committee. Historically, the Company has not granted equity awards to consultants and does not anticipate changing that practice.

Non-Employee Director Compensation Limit

Under the terms of the 2024 Plan, the aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $750,000, increased to $1,000,000 with respect to any non-employee director serving as the non-executive chair of the Board or the lead independent director of the Board. The non-employee director compensation limit under the 2024 Plan will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.

Minimum Vesting Conditions

Notwithstanding any other provision of the 2024 Plan to the contrary, awards granted under the 2024 Plan (other than cash-based awards) will vest or become exercisable no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards will not be subject to the foregoing minimum vesting requirement: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) additional awards the Plan Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2024 Plan (subject to adjustment under the corporate capitalization provisions under the 2024 Plan). The foregoing restriction does not apply to the Plan Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award agreement or otherwise.

Stock Options and SARs

The 2024 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant. If the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a ten percent holder), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Internal Revenue Code.

Each SAR will be exercisable for no more than ten (10) years after its date of grant. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of a SAR granted in tandem with an option (a tandem SAR) will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of Common Stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Plan Committee.

Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of Common Stock subject to such option or SAR.

Stock Awards

The 2024 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award, deferred stock award or stock payment award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder terminates employment or service during the applicable restriction period or if specified performance measures (if any) are not attained during the performance period. Deferred stock awards and stock payment awards may also be subject to forfeiture if the holder terminates employment or service during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of Common Stock; provided, however, that any dividend or other distribution paid with respect to shares subject to a restricted stock award will be deposited by the Company and will be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made.

The agreement awarding restricted stock units will specify whether the holder will be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents credited with respect to restricted stock units will be subject to the same vesting and other restrictions as the restricted stock units to which they relate. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a stockholder of the Company.

Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance criteria. Deferred stock is not actually issued until the deferred stock award has vested. The agreement awarding deferred stock will specify whether the holder will be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents credited with respect to deferred stock will be subject to the same vesting and other restrictions as the deferred stock to which they relate. Prior to settlement of a deferred stock award, the holder of the deferred stock has no rights as a stockholder of the Company.

Payments to participants of bonuses or other compensation may be made under the 2024 Plan in the form of stock payment awards of Common Stock. The number of shares will be determined by the Committee, and may be based upon performance criteria.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Share Awards, Performance Stock Unit Awards and Performance Awards

The 2024 Plan also provides for the grant of performance share awards, performance stock unit awards and performance awards. Performance awards are cash-settled awards, while performance share awards will be granted or settled in Common Stock and performance stock unit awards may be settled in cash or Common Stock, as specified in the award agreement.

The agreement relating to such an award will specify whether such award may be settled in shares of Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance share award, performance stock unit award or performance award will provide, in the manner determined by the Plan Committee, for the vesting of such award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to performance share awards, performance stock unit awards and performance award will be subject to the same vesting and other restrictions as the underlying award. Prior to the settlement of a performance share award, performance stock unit award and performance award in shares of Common Stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Measures

Under the 2024 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. One or more of the following business criteria for the Company, on a corporate-wide basis, and/or for specified subsidiaries, divisions, lines of business, projects or geographical units or operating areas of the Company or on an individual basis, may be used by the Plan Committee in establishing performance measures under the 2024 Plan: net earnings (either before or after interest, taxes, depreciation and amortization); economic value-added (as determined by the 2024 Plan Committee); sales or revenue; net income (either before or after taxes); operating earnings or margin; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; cash flow margin; cash flow per share; return on net assets; return on stockholders’ equity; return on assets; return on capital or invested capital; return on investments; stockholder returns; operating expenses; attainment of expense levels or cost reduction goals; return on sales; gross or net profit margin; productivity; expense margins; operating efficiency; working capital; interest expense; earnings per share; price per share of Common Stock; increase in stockholder value; market share; net cash provided by operations; price-to-earnings growth; environmental, social and governance-related objectives; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, acquisitions or divestitures, and research and development achievements; and such other goals as the Plan Committee may determine whether or not listed herein, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.

In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures will be subject to such other special rules and conditions as the Plan Committee may establish at any time.

New Plan Benefits

The number of stock options or other forms of award that will be granted under the 2024 Plan is not currently determinable. Information regarding awards granted in 2023 under the Prior Plan to the named executive officers is provided in the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards” table. Information regarding awards granted in 2023 under the Prior Plan to non-employee directors is provided in the “2023 Director Compensation” table.

United States Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2024 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2024 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2024 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Stock Awards

A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or, if applicable, the employer subsidiary) as compensation expense, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant who receives shares of Common Stock that are not subject to any restrictions under the 2024 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Performance Share Awards, Performance Stock Unit Awards and Performance Awards

A participant will not recognize taxable income at the time performance shares, performance stock units and performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance shares, performance stock units and performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information

Information with respect to the Company’s equity compensation plans as of December 31, 2023 is as follows:

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by the Company’s stockholders	1,156,393	$178.86	1,719,148
Equity compensations plans not approved by the Company’s stockholders	-	-	-

(1)

Includes an indeterminate number of shares underlying deferred compensation units (“DCUs”) granted under the Directors Deferred Compensation Plan and Deferred Compensation Plan for Non-officer Presidents which are issuable under the Company’s Incentive Award Plan. Also includes an indeterminate number of shares underlying DCUs granted under the Deferred Compensation Plan for Officers, which shares are issuable under the Incentive Award Plan. The number of DCUs granted under these plans is determined by dividing the amount deferred by the closing price of the common stock the day before the date of deferral. The DCUs are entitled to receive dividend equivalents which are reinvested in DCUs based on the same formula for investment of a participant’s deferral

The Board of Directors recommends that stockholders vote FOR the approval of the IDEX Corporation 2024 Incentive Award Plan.

AUDIT COMMITTEE REPORT

For the year ended December 31, 2023, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, discussed with the auditors their independence, and satisfied itself as to the auditors’ independence.

Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Mark A. Buthman, Chair

Katrina L. Helmkamp

David C. Parry

L. Paris Watts-Stanfield

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed to the Company for each of the last two fiscal years for professional services rendered by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), are set forth in the table below. All such fees were pre-approved by the Audit Committee in accordance with the pre-approval policy discussed below.

	2023	2022
Audit fees(1)	$4,466,000	$4,157,000
Audit-related fees(2)	-	-
Tax fees(3)	$1,626,000	$1,067,000
All other fees(4)	-	-
Total	$6,092,000	$5,224,000

(1)

Audit fees represent the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports, and services in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under audit fees. Audit fees include $22,000 of additional fees related to the 2022 audit of the Company’s financial statements that were billed after the Company’s Proxy Statement for the 2022 Annual Meeting was filed on April 4, 2023.

(3)	Tax fees represent the aggregate fees billed for professional services for tax compliance, tax advice and tax planning.
(4)

All other fees represent the aggregate fees billed for products and services that are not included in the audit fees, audit-related fees, and tax fees. The Audit Committee has determined that the provision of these services is not incompatible with maintaining the Deloitte Entities’ independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the pre-approval of audit and non-audit services rendered by the Deloitte Entities. For audit services, the accounting firm provides the Audit Committee with an audit services plan during the second quarter of each fiscal year outlining the scope of the audit services proposed to be performed for the fiscal year and the associated fees. This audit services plan must be formally accepted by the Audit Committee.

For non-audit services, management submits to the Audit Committee for approval during the second quarter of each fiscal year and from time-to-time during the fiscal year a list of non-audit services that it recommends the Audit Committee engage the accounting firm to provide for the current year, along with the associated fees. Company management and the accounting firm each confirm to the Audit Committee that any non-audit service on the list is permissible under all applicable legal requirements.

The Audit Committee approves both the list of permissible non-audit services and the budget for such services. The Audit Committee delegates to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair reports any such actions taken to the Audit Committee at a subsequent Audit Committee meeting.

Our Board of Directors and Audit Committee recommend that you vote FOR the ratification of the appointment of Deloitte & Touche LLP

PROPOSAL 4 — APPROVAL OF AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024. Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Although the rules of the U.S. Securities and Exchange Commission and the corporate governance listing standards of the New York Stock Exchange require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing stockholders with the opportunity to express their views on this issue. While this vote is not binding, if the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take the vote into account in making future appointments.

Our Board of Directors recommends that you vote AGAINST the Stockholder Proposal

PROPOSAL 5 — STOCKHOLDER PROPOSAL REGARDING

A REPORT ON HIRING PRACTICES RELATED TO PEOPLE

WITH ARREST OR INCARCERATION RECORDS

NorthStar Asset Management, Inc. Funded Pension Plan, P.O. Box 301840 Boston, MA 02130, the beneficial owner of at least $2,000 worth of shares of IDEX Corporation common stock for at least the last three years, intends to propose the following resolution at the Annual Meeting.

Eliminating Discrimination through Inclusive Hiring

WHEREAS:

In recent decades, U.S. incarceration rates have increased rapidly, and people of color are disproportionately affected. For people who have been in prison, the unemployment rate is 27% – higher than the total U.S. unemployment rate during any historical period – while formerly incarcerated Black women experience an unemployment rate of 43.6%. At the same time, studies predict a skilled labor shortage by 2030 – linking an untapped talent pool with an increasingly critical corporate need, especially for a company like IDEX that engineers and manufactures products.

Recruiting formerly incarcerated people (‘fair chance hires”) widens the candidate pool for employers and benefits the economy at large. Case studies show that fair chance hires can have excellent attendance records and help decrease turnover (and associated expenses) while increasing productivity;

Fair chance employment best practices include:

•	Resolving technical barriers in job applications;

•	Creating internship and training programs with direct hire opportunities;

•	Hosting job fairs targeting fair chance jobseekers;

•	Removing blanket exclusions on specific crimes beyond legal requirements;

•	Ensuring that criminal records reviewers use best practice standards for individualized reviews;

•	Partnering with advocacy organizations that specialize in job preparation for incarcerated people;

•	Destigmatizing the issue throughout the entire workforce;

•	Creating employee support structures for justice-involved individuals;

•	Examining anonymized data on fair chance hires to ensure racial and gender equity;

Fair chance employers are not blind to criminal records but commit to hiring practices that consider the effects of related stigma and bias. People with criminal records face thousands of collateral consequences after conviction that result in reduced employment opportunities and can lead to recidivism. The cost of recidivism on the U.S. economy is an estimated $65 billion annually;

Because people of color are disproportionately incarcerated, pursuing fair chance employment can also advance company diversity goals. In its 2022 Sustainability Report, IDEX describes that “[w]e firmly believe that a diverse and inclusive workforce leads to diversity of thought, which in turn drives innovation and success.” However, according to IDEX’s most recent EEO-1 report, only 9% top-level executives identify as Black or Hispanic/Latino;

Excluding qualified individuals because of criminal records could harm the company’s competitive advantage and reputation.

Shareholders believe that company value would be well-served by examining whether revisions to company practices related to recruiting formerly incarcerated individuals could decrease future risks related to discriminatory hiring.

RESOLVED: Shareholders request that the Board of Directors prepare a report, at reasonable cost, omitting proprietary information, and published publicly within one year from the annual meeting date, analyzing whether IDEX’s hiring practices related to people with arrest or incarceration records are aligned with publicly stated diversity commitments, and whether those practices may pose reputational or legal risk due to potential discrimination (including racial discrimination) claims.”

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL FOR THE FOLLOWING REASONS:

COMPANY STATEMENT IN OPPOSITION TO THE PROPOSAL

The requested report is unnecessary because IDEX has put in place numerous steps to effectively address equitable employment practices, including with regard to people with arrest or incarceration records.

We recognize that having an exceptional and diverse workforce is critical to achieving our business objectives, creating shareholder value, and having a positive social impact. To develop and maintain such a workforce, we have identified the critical strategies likely to have the biggest impact on mitigating bias and then focused intensely on those areas to accelerate progress. At IDEX we embrace the principles of “80/20,” allowing us to go deep on a few focused priorities versus the many, to ensure meaningful progress is made. This applies to our approach to diversity, equity and inclusion (“DEI”) initiatives and, we believe, allows us to impact more groups of people faster, including, but not limited to, previously incarcerated individuals.

Our Chief Diversity, Equity and Inclusion Officer and his team, partnering with human resources (“HR”) and hiring managers, have implemented programs and policies to provide equal opportunities, access, and advancement for diverse individuals to grow their careers at IDEX, with an emphasis on mitigating the risk of stigma or bias. IDEX has developed a robust talent and DEI strategy focused on removing bias and ensuring access to a wide and diverse talent pool. Examples of some of this work include:

•	Working with HR teams and hiring managers to avoid bias in employment gaps on resumes, with the understanding that such bias could impact many types of candidate pools.

•	Increasing our outreach efforts to identify and recruit a more diverse talent pool, including attending diversity job fairs and involving employee resource groups in recruiting efforts.

•

Conducting DEI training for leaders highlighting specific expectations and behaviors to mitigate bias, including unconscious bias, and create a more equitable work environment. These training sessions have presented methods of mitigating bias in job descriptions, interviews, and post-interview internal discussions. These training sessions also have specifically discussed “fair chance” hiring practices to mitigate bias against applicants with prior criminal history. We believe these trainings help to destigmatize applicants and employees with prior criminal history throughout the entire workforce.

•	Conducting annual training for all IDEX HR professionals to accelerate the performance and development of diverse talent, effective employee coaching and inclusive leadership.

•	Incorporating expectations regarding fostering equitable, diverse and inclusive workplaces into our performance and incentive systems.

•

Periodically conducting pay equity analyses for U.S. employees designed to ensure that employees’ actual pay is substantially similar to predicted pay, while evaluating our pay structures for bias or inequity. Our most recent survey was conducted in 2023 through an independent third party for our U.S. employees. Where appropriate, the Company provided base pay adjustments for employees who were outliers from their predicted pay, further reinforcing the Company’s commitment to diversity and a culture of inclusion, equality and respect.

In addition, we maintain the following hiring practices, a number of which are identified as best practices in the proposal:

•	We do not use any algorithms in our hiring processes which would automatically eliminate applicants with employment gaps.

•	We do not maintain any blanket exclusions on specific crimes committed by applicants.

•

We do not use prior convictions as a basis for automatic exclusion and follow EEOC guidance and all legal requirements to conduct individualized assessments when information about prior convictions comes up during a background check.

•

Individuals are not asked about their criminal history as part of the application process. Applicants are made aware that offers of employment are conditioned on successful completion of background checks, but such checks are conducted only after an applicant has accepted a conditional offer.

•

Our HR and legal teams are trained in properly reviewing the results of such background checks, and our background check process follows legal requirements to allow candidates an opportunity to explain any convictions before any decisions are made. We have hired many candidates with prior convictions when the circumstances are appropriate (88% of applicants whose background checks revealed prior convictions were hired in 2023).

•	We partner with an external vendor for targeted job postings, and we believe the local job banks we post with are sources to which fair chance organizations direct candidates.

More broadly, the Company continues to recognize the significance of having a diverse, equitable and inclusive workforce as being foundational to creativity, innovation and resilience. In 2023, and as of December 31, 2023, the percentage of racial/ethnic minority senior leaders in the U.S. increased to

22%1, and the number of racial/ethnic minority people managers in the U.S. increased to 20%. The foregoing representation numbers do not include employee populations associated with acquisitions completed in 2023.

CONCLUSION

Over the last several years, we have been very intentional in our work to increase diverse representation in our leadership population, raise awareness and education on important diversity and inclusion matters, and promote an inclusive and engaged organization. We aim to provide an inclusive workplace free of unnecessary barriers to those with criminal records. Based on the foregoing, we continue to believe that the key objectives of the proposal are already being met by IDEX’s existing hiring practices and ongoing commitment to DEI and that the report requested by the proposal is not necessary.

[1]

The proponent refers to the Company’s most recent EEO-1 report to support its statement that 9% of “top-level executives” identify as Black or Hispanic/Latino, but such report, available on the Company’s website, actually shows that close to 11% of executive/senior level leaders (the highest category if using EEO job categories) identify as Black or Hispanic/Latino, and roughly 19% of those leaders identify as non-white. Please note that the EEO-1 report requires the Company to list the number of employees in ten specific categories that may differ from how the Company organizes its workforce and evaluates its diversity and inclusion data.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of the forms it received, or written representations from reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were met during the year ended December 31, 2023, except that a Form 4 report was not timely filed on behalf of Ms. Lausas for a restricted stock award granted on August 29, 2023 in connection with Ms. Lausas’ appointment to interim Chief Financial Officer. A Form 4 report was subsequently made on September 5, 2023 to report such transactions.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

A stockholder desiring to submit a proposal for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders under Exchange Act Rule 14a-8 must deliver the proposal so that it is received by the Company at its principal executive offices no later than November 26, 2024 and otherwise comply with SEC rules. The Company requests that all such proposals be addressed to Corporate Secretary, IDEX Corporation, 3100 Sanders Road, Suite 301, Northbrook, IL 60062, and mailed by certified mail, return receipt requested.

Stockholders who intend to submit director nominees for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders must comply with the requirements of proxy access set forth in the Company’s Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company so that it is received by the Company no earlier than 150 or later than 120 days before the first anniversary of the date the definitive proxy statement was first made available to stockholders in connection with the preceding year’s annual meeting of stockholders. To be timely for the 2025 Annual Meeting of Stockholders, any such notice must be received by the Corporate Secretary, at the address above, on any date beginning on October 27, 2024 and ending on November 26, 2024.

In addition, any stockholder desiring to nominate a director for election or propose other business for consideration at the 2025 Annual Meeting of Stockholders (other than under Exchange Act Rule 14a-8) must provide written notice in accordance with the Company’s Bylaws. Such notice must contain the information required by the Bylaws and must be received by the Corporate Secretary no earlier than

120 or later than 90 days before the first anniversary of the preceding year’s annual meeting of stockholders. To be timely for the 2025 Annual Meeting of Stockholders, any such notice must be received by the Corporate Secretary, at the address above, on any date beginning on January 7, 2025 and ending on February 6, 2025. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2025.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his or her judgment on those matters.

By Order of the Board of Directors,

LISA M. ANDERSON

Senior Vice President, General Counsel

and Corporate Secretary

March 26, 2024

Northbrook, Illinois

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained by stockholders without charge by sending a written request to Chief Financial Officer, IDEX Corporation, 3100 Sanders Road, Suite 301, Northbrook, IL 60062.

Appendix A

IDEX CORPORATION

2024 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the IDEX Corporation 2024 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of IDEX Corporation, a Delaware corporation (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. In the event that the Company’s stockholders do not approve the Plan at the 2024 annual meeting, the Second Amended and Restated IDEX Corporation Incentive Award Plan, as amended (the “Prior Plan”) will continue in full force and effect on the terms and conditions set forth in the Prior Plan as if the terms of this Plan were not adopted or approved by the Board.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.2 “Applicable Law” means any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded.

2.3 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

1

2.6 “Cause” shall have the meaning set forth in Section 10.2(a).

2.7 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, or an employee benefit plan (or related trust) maintained by the Company or any of its subsidiaries) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 30% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.7(a) or 2.7(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (“Incumbent Directors”), cease for any reason to constitute a majority thereof; provided, however, that no individual initially elected or nominated as a Director as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.7(c)(ii) as beneficially owning 30% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to

2

Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time together with the regulations and official guidance promulgated thereunder.

2.9 “Committee” means the committee of the Board described in Article 11.

2.10 “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.11 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.12 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.13 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.14 “Effective Date” means the date this Plan is approved by stockholders in accordance with Section 12.1.

2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Subsidiary.

2.16 “Equity Restructuring” shall mean an equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, with respect to a share of Stock as of any given date, (i) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date or, if no sale occurred on such date, the first trading date immediately prior to such date

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during which a sale occurred; or (ii) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date or, if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (iii) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith and taking into account the requirements of Section 409A of the Code. The Fair Market Value of any property other than shares of Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement, payout or tax withholding of any Award, it may specify such alternative definition in the Award Agreement applicable to the Award. Such alternative definition shall be determined based on a price that is based on the opening, actual, high, low, or average selling prices of a share of Stock on the New York Stock Exchange or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

2.19 “Full Value Award” means any Award that is settled in shares of Stock other than: (i) an Option, (ii) a Stock Appreciation right or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a cash payment from the Company or any Subsidiary).

2.20 “Good Reason” shall have the meaning set forth in Section 10.2(b).

2.21 “Incentive Stock Option” means an Option that meets the requirements of Section 422 of the Code or any successor provision thereto, and which is intended by the Committee to constitute an Incentive Stock Option.

2.22 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.23 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance Award” means a right granted to a Participant pursuant to Article 8, to receive a cash payment contingent upon achieving certain performance goals established by the Committee.

2.28 “Performance Measures” means the criteria and objectives (and adjustments) that the Committee establishes which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable restriction period or Performance Period as a condition to the vesting of the holder’s interest in the shares of Stock subject to such

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Award, or, as applicable, to the holder’s receipt of the shares of Stock subject to such Award or of payment with respect to such Award, determined as follows:

(a) The Performance Measures that will be used under the Plan may include one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: net earnings (either before or after interest, taxes, depreciation and amortization); economic value-added (as determined by the Committee); sales or revenue; net income (either before or after taxes); operating earnings or margin; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; cash flow margin; cash flow per share; return on net assets; return on stockholders’ equity; return on assets; return on capital or invested capital; return on investments; stockholder returns; operating expenses; attainment of expense levels or cost reduction goals; return on sales; gross or net profit margin; productivity; expense margins; operating efficiency; working capital; interest expense; earnings per share; price per share of Stock; increase in stockholder value; market share; net cash provided by operations; price-to-earnings growth; environmental, social and governance-related objectives; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, acquisitions or divestitures, and research and development achievements; and such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, Performance Measures may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.

(b) The applicable Performance Measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

2.29 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of the Performance Measures applicable to an Award will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

2.30 “Performance Share” means a right granted to a Participant pursuant to Article 8 to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

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2.31 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8 to receive Stock or, in lieu thereof and to the extent set forth in the applicable Award Agreement, the Fair Market Value of such Stock in cash, the payment of which is contingent upon achieving certain Performance Measures or other performance-based targets established by the Committee.

2.32 “Plan” means this IDEX Corporation 2024 Incentive Award Plan, as it may be amended from time to time.

2.33 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.34 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.35 “Securities Act” means the Securities Act of 1933, as amended.

2.36 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 10.

2.37 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.38 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.39 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.40 “Substitute Award” means an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 10 and Section 3.1(b), the number of shares of Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be 9,900,000 shares, reduced by the number of shares of Stock granted under the Prior Plan on or after March 12, 2024 and prior to the Effective Date; provided, however, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 3.75 shares for each share of Stock delivered in settlement of any Full Value Award granted after the Effective Date. The maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 9,900,000. No awards shall be granted under the Prior Plan after this Plan becomes effective.

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(b) If any shares of Stock subject to an Award granted under the Plan or the Prior Plan that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), in each case, on or after March 12, 2024, the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full Value Award granted under the Plan or the Prior Plan is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), in each case, on or after March 12, 2024, the shares of Stock available under the Plan shall be increased by 3.75 shares of Stock subject to any Full Value Award granted under the Prior Plan or under the Plan.

(c) Notwithstanding anything to the contrary contained in this Section 3.1, the following shares of Stock shall not be added to the shares of Stock authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares of Stock purchased on the open market with the cash proceeds from the exercise of Options.

(d) The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(e) Notwithstanding the provisions of Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(f) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Grants to Non-Employee Directors. Notwithstanding any provision in the Plan to the contrary, the aggregate value of cash compensation to be paid and the grant date fair value of equity awards (measured at time of grant in accordance with Applicable Accounting Standards) that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $750,000, increased to $1,000,000 with respect to any Non-Employee Director serving as the Non-Executive Chair of the Board or the lead independent director of the Board; provided however, that this limit shall not apply to distributions of previously deferred

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compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.

(a) General. Persons eligible to participate in this Plan include Employees, Consultants, and all members of the Board, and persons expected to become Employees, Consultants and members of the Board, as the Committee in its sole discretion may select from time to time

(b) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants or members of the Board, the Committee, in its sole discretion, shall have the power and authority to:

(i) Determine which Subsidiaries shall be covered by the Plan;

(ii) Determine which Employees, Consultants or members of the Board outside the Unites States are eligible to participate in the Plan;

(iii) Modify the terms and conditions of any Award granted to Employees, Consultants or members of the Board outside the United States to comply with applicable foreign laws;

(iv) Establish sub plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub plans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such sub plans and/or modifications shall increase the share limitations contained in Section 3.1 of the Plan; and

(v) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other Applicable Law.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price

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for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Time and Conditions of Exercise. Subject to Section 9.6, the Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that the term of any Option granted under the Plan shall not exceed ten years The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction). The Committee shall set forth in the applicable Award Agreement the methods by which the exercise price of an Option may be paid, the form of payment, which may include, without limitation, (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (iv) other property acceptable to the Committee (including through share withholding or the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), or (v) a combination of foregoing. The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a) Expiration of Option. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

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(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the Applicable Laws of descent and distribution.

(b) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or any parent or Subsidiary) only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the date on which the Plan was approved by the Board.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable and shall comply with Section 13.1.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

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6.2 Issuance and Restrictions. Subject to Section 6.4, upon issuance the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock, subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). Subject to Section 9.6, these restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, at its sole discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. Subject to Section 9.6, the Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a Stock Appreciation Right may be exercised.

7.2 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee and set forth in the Award Agreement.

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(b) To the extent any payment under Section 7.1(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options including, for the avoidance of doubt, Section 5.1(a) with respect to setting the exercise price of the Stock Appreciation Right equal to or greater than 100% of the Fair Market Value of an underlying share of Stock as of the date of grant.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Awards of Performance Shares which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Measures or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 9.6).

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Awards of Performance Stock Units which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Measures or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 9.6).

8.3 Performance Award. Any Participant selected by the Committee may be granted a Performance Award. The value of such Performance Awards may be linked to any one or more of the Performance Measures or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period determined by the Committee (subject to Section 9.6).

8.4 Dividend Equivalents. The Award Agreement relating to an Award shall specify whether the holder is entitled to receive dividends or Dividend Equivalents, as applicable, based on the dividends declared on the shares of Stock that are subject to a Restricted Stock award, a Performance Share award, a Performance Stock Unit award, a Performance Award, a Stock Payment award, a Deferred Stock award, or a Restricted Stock Unit award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividends or Dividend Equivalents, as applicable, shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that dividends and Dividend Equivalents with respect to an Award that is subject to restrictions or vesting conditions shall be subject to the same restrictions or vesting conditions, as applicable, as such underlying Award. Notwithstanding anything in this Plan or an Award Agreement to the contrary, the holder of an Option or SAR shall not be entitled to receive dividends or Dividend Equivalents with respect to the number of shares of Stock subject to such Option or SAR.

8.5 Stock Payments. Subject to Section 9.6, any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Measures or other specific criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

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8.6 Deferred Stock. Any Participant selected by the Committee may be granted an Award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may (but is not required to) be linked to the Performance Measures or other specific criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 9.6). Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or criteria set by the Committee.

8.7 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate (subject to Section 9.6). At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. Following the maturity date and as specified in the Award Agreement, the Company shall, subject to Section 9.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion and set forth in the Award Agreement.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, because of the Participant’s retirement, death or disability, or otherwise or pursuant to a deferral election with respect to such Award.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee and set forth in the Award Agreement.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

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ARTICLE 9

PROVISIONS APPLICABLE TO AWARDS

9.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee (excluding, for the avoidance of doubt, third-party financial institutions), pursuant to such conditions and procedures as the Committee may establish subject to the following terms and conditions: (i) an Award transferred to a permitted transferee shall not be assignable or transferable by the permitted transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a permitted transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the permitted transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

9.4 Beneficiaries. Notwithstanding Section 9.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

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9.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.6 Minimum Vesting Requirements. Notwithstanding any other provision of this Plan to the contrary, no Award granted under the Plan (other than cash-based Awards) shall become vested or exercisable prior to the one-year anniversary of the date of grant; provided, however, that, notwithstanding the foregoing, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Stock delivered in lieu of fully vested cash obligations, (iii) Awards to Independent Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional shares subject to Awards that the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.1(a) (subject to adjustment under Article 10). This Section 9.6 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an Award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 11 of the Plan.

9.7 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

9.8 Claw-Back Provision. Awards granted under this Plan (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Stock underlying the Award) shall be subject to the

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provisions of any claw-back policy implemented by the Company from time to time, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement, including, to the extent applicable to the Participant, the Company’s Policy on Recoupment of Incentive Compensation and the Company’s Financial Restatement and Improper Conduct Clawback Policy.

ARTICLE 10

CHANGES IN CAPITAL STRUCTURE

10.1 Adjustments. In the event of any Equity Restructuring that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan, such adjustments to be made in the case of outstanding Options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

10.2 Change in Control.

(a) Except as may otherwise be provided in any applicable Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change in Control occurs, each outstanding Award shall continue in effect, or be assumed or an equivalent Award substituted by the successor or a parent or subsidiary of a successor (with appropriate adjustments in the Award as provided in Section 10.1); provided, however, that if a Participant has a termination of employment or service, without Cause or for Good Reason upon or within twenty-four months following such Change in Control, then such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse, based on the level specified in the applicable Award Agreement with respect to performance-based Awards and, in the case of Options or Stock Appreciation Rights, Participants shall be able to exercise such Option or Stock Appreciation Right until the earlier of (i) one year following such termination of employment or service or (ii) the expiration date of such Option or Stock Appreciation Right.

(i) For the purposes of this subsection, “Cause” shall have the meaning set forth in the Participant’s employment, change in control, post-termination benefit or consulting agreement or applicable change in control or severance plan or policy, in each case, as in effect on the applicable grant date, if any, and if no such agreement exists or another definition is not contained in the Award Agreement then it shall mean: (A) failure to perform the Participant’s material duties (other than as a result of a disability) if such failure, if curable, is not cured within 30 days after written notice is

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provided; (B) breach of fiduciary duty to the Company; (C) indictment under the laws of any jurisdiction in which the Participant resides or is otherwise performing services for the Company or any Subsidiary for (1) a civil offense which is injurious to the business reputation of the Company or (2) a criminal offense; or (D) breach of any material written policy of the Company if such breach, if curable, is not cured within 30 days after written notice is provided by the Company.

(ii) For the purposes of this subsection, “Good Reason” shall have the meaning set forth in the Participant’s employment, change in control, post-termination benefit or consulting agreement or applicable change in control or severance plan or policy, in each case, as in effect on the applicable grant date, if any, and if no such agreement exists or another definition is not contained in the Award Agreement then it shall mean: (A) a material diminution in responsibilities, duties, title, reporting responsibilities within the business organization, status, role or authority; (B) required relocation of more than 50 miles from the location of the Participant’s principal job location or office immediately prior to a Change in Control; or (C) a material breach by the Company or any Subsidiary of any material term of any agreement covering terms and conditions of Participant’s employment. A condition will not be considered “Good Reason” unless the Participant gives the Company written notice of the condition within 30 days after the condition comes into existence and the Company fails to substantially remedy the condition within 30 days after receiving the Participant’s written notice and the Participant terminates his or her employment or service within 90 days following the expiration of such cure period.

(b) Except as may otherwise be provided in any applicable Award Agreement or any other written agreement entered into by and between the Company and a Participant, in the event of a Change in Control in which the successor in a Change in Control refuses to assume or substitute for the Award, or following the Change in Control neither the Company, any successor thereto, nor any ultimate parent thereof will have equity securities that are readily tradable on a regulated securities exchange, then upon the Change in Control all Awards outstanding under the Plan shall automatically be fully vested and the holder thereof shall be entitled to receive, as determined by the Board as constituted prior to the Change in Control, (i) an amount of cash or other property or (ii) if the Company, the successor company or any ultimate parent has equity securities that are readily tradeable on a regulated securities exchange and with the consent of the successor, shares of capital stock of the Company or the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, in each case, having a fair market value equal to the amount that could have been attained upon the exercise or other payment of such Award, with Performance Measures based on the level specified in the applicable Award Agreement with respect to performance-based Awards (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).

(c) For the purposes of this Section 10.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common equity of the successor or its parent, the Board (as constituted prior to the Change in Control) may,

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with the consent of the successor, provide for the consideration to be received upon the exercise of the Award, for each share subject to an Award, to be solely common equity of the successor or its parent equal in fair market value to the per-share consideration received by holders of Stock in the Change in Control.

(d) Notwithstanding the foregoing, subject to the terms of the applicable Award Agreements, in the event of a Change in Control, the Board, as constituted prior to the Change in Control, may, in its discretion:

(i) require that (A) some or all outstanding Options and Stock Appreciation Rights shall become exercisable in full or in part, (B) the restriction period applicable to some or all outstanding awards other than Options and Stock Appreciation Rights shall lapse in full or in part, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(ii) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property be substituted for some or all of the shares of Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with this Article 10; and/or

(iii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an Option or Stock Appreciation Right, the aggregate number of shares of Stock then subject to the portion of such Option or Stock Appreciation Right surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Stock as of the date of the Change in Control, over the purchase price or base price per share of Stock subject to such Option or Stock Appreciation Right, (2) in the case of a performance-based Award denominated in shares of Stock, the number of shares of Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 10.2(d)(i), whether or not vested, multiplied by the Fair Market Value of a share of Stock as of the date of the Change in Control, and (3) in the case of a performance-based Award denominated in cash, the value of the award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 10.2(d)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares or other property pursuant to clause (B) above.

10.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the

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Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

10.4 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, including any Equity Restructuring or Change in Control, for reasons of administrative convenience the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to and 30 days following the consummation of any such transaction.

ARTICLE 11

ADMINISTRATION

11.1 Committee. The Plan shall be administered by the Compensation Committee of the Board; provided, however that the Compensation Committee may delegate to a committee of one or more members of the Board, the Chief Executive Officer or other executive officer some or all of its power and authority hereunder; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person. The Committee shall consist of at least three individuals, each of whom qualifies as a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

11.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

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11.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any Performance Measures, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations, modifications and/or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

11.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 12

EFFECTIVE AND EXPIRATION DATE

12.1 Effective Date. This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the Effective Date.

12.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the Effective Date, unless terminated earlier by the Board. Any Awards that are outstanding on such date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

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ARTICLE 13

AMENDMENT, MODIFICATION, AND TERMINATION

13.1 Amendment, Modification, And Termination. Subject to Section 14.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) seeks to modify the Non-Employee Director compensation limit set forth in Section 3.3 or the prohibition on repricing set forth in this Section 13.1. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company or as otherwise permitted by Article 10, no Option or Stock Appreciation Right may be (A) amended to reduce the per share exercise or base price of the shares subject to such Option or Stock Appreciation Right below the per share exercise or base price as of the date the Option or Stock Appreciation Right is granted; (B) substituted or granted in exchange for, or in connection with, the substitution, cancellation or surrender of an Option or Stock Appreciation Right having a higher per share exercise or base price; or (C) cancelled in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Stock.

13.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 14.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 14

GENERAL PROVISIONS

14.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

14.2 No Stockholders Rights. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

14.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee shall set forth in the applicable Award Agreement the methods by which the required taxes may be paid, the form of payment, which may include, without limitation, (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value as of the date the obligation to withhold or pay taxes arises in connection with an Award equal to the required tax payments, (iv) other property acceptable to the Committee (including through share withholding or the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of the Award, and that the

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broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the required tax payments; provided that payment of such proceeds is then made to the Company upon settlement of such sale), or (v) a combination of foregoing. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to no less than the minimum statutory amount required to be withheld but not greater than the maximum statutory amount applicable to such Participant in all relevant jurisdictions, in all cases reduced by the amount of any withholding obligation satisfied by cash payment to the Company. The number of shares used to satisfy any withholding obligation shall be rounded up to the nearest whole number of shares of Stock as necessary to avoid fractional shares, with any excess amount refunded in cash to the Participant.

14.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.6 Indemnification. To the extent allowable pursuant to Applicable Law, no member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and each member of the Committee or of the Board and the Chief Executive Officer or other executive officer shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

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14.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

14.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

14.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan and Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect),

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or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

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IDEX CORPORATION 3100 SANDERS RD, SUITE 301 NORTHBROOK, IL 60062

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V38987-P06601 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IDEX CORPORATION
The Board of Directors recommends a vote FOR all Director Nominees.

1.	Election of three directors named in the proxy statement as follows:
	Class II Nominees (each for a term of three years):	For	Against	Abstain

	1a. Mark A. Buthman	☐	☐	☐

	1b. Lakecia N. Gunter	☐	☐	☐

	1c. L. Paris Watts-Stanfield	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

2.	Advisory vote to approve named executive officer compensation.

3.	Approval of the IDEX Corporation 2024 Incentive Award Plan.

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for 2024.

The Board of Directors recommends a vote AGAINST Proposal 5.

5.	Vote on a stockholder proposal regarding a report on hiring practices related to people with arrest or incarceration records.

For	Against	Abstain
☐	☐	☐

☐	☐	☐

☐	☐	☐

For	Against	Abstain

☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 7, 2024

The Annual Meeting of Stockholders of IDEX Corporation (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/IEX2024, on Tuesday, May 7, 2024, at 9:00 a.m. Central Time, for the purposes listed on the reverse side.

The Board of Directors fixed the close of business on March 12, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure these shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting

The Notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K of

IDEX Corporation are available at:

http://phx.corporate-ir.net/phoenix.zhtml?c=83305&p=irol-reportsAnnual or www.proxyvote.com.

Proxy card must be signed and dated on the reverse side.

 Please fold and detach card at perforation before mailing.

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V38988-P06601

IDEX CORPORATION

3100 SANDERS ROAD, SUITE 301

NORTHBROOK, ILLINOIS 60062

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Katrina L. Helmkamp, Eric D. Ashleman and Lisa M. Anderson, and each of them, as Proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all the shares of common stock of IDEX Corporation held of record by the undersigned on March 12, 2024, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/IEX2024, on May 7, 2024, at 9:00 a.m. Central Time, or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH DIRECTOR NOMINEE LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND WILL BE VOTED AGAINST PROPOSAL 5. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side